                                                               EXHIBIT 10.27



                             DISTRIBUTION AGREEMENT

                                     between

                         CALYPTE BIOMEDICAL CORPORATION

                                       and
                         OTSUKA PHARMACEUTICAL CO., LTD.

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

1.    DEFINITIONS ....................................................     1
2.    GRANT OF RIGHTS ................................................     5

      2.1  Distribution Rights .......................................     5
      2.2  Affiliates and Subdistributors ............................     6
      2.3  Additional Products .......................................     6

           2.3.1      Rights to Additional Products ..................     6
           2.3.2      Development Agreement for New Products .........     9
           2.3.3      Product Deletions ..............................    10

      2.4  GMP Procedures License ....................................    10
      2.5  Option to Sublicense ......................................    15

3.    SUPPLY; PRICE; SHIPMENT; ACCEPTANCE ............................    15

      3.1  Product ...................................................    15
      3.2  Price .....................................................    16

           3.2.1      Commercial Test ................................    16
           3.2.2      Development Samples ............................    17
           3.2.3      Promotional Samples ............................    17
           3.2.4      Per Test Pricing ...............................    17
           3.2.5      Price Changes ..................................    18
           3.2.6      Taxes ..........................................    18

      3.3  Forecasts, Orders and Acceptance ..........................    19
      3.4  Capacity  Commitment ......................................    21
      3.5  Allocation ................................................    22
      3.6  Payment Terms .............................................    22
      3.7  Credit for Previous Payment ...............................    23
      3.8  Most Favored Customer .....................................    24
      3.9  Delivery ..................................................    25
      3.10 Shipment ..................................................    25
      3.11 Acceptance ................................................    26
      3.12 Reservation of Title ......................................    28
      3.13 Packaging .................................................    28

4.    SPECIAL OBLIGATIONS OF EXCLUSIVE DISTRIBUTOR ...................    29

      4.1  Minimum Annual Payments/Purchases .........................    29
      4.2  Promotion of the Products .................................    32
      4.3  Competing Products ........................................    32
      4.4  Customer Support ..........................................    32
      4.5  Commercially Reasonable Efforts ...........................    33

S.    ENFORCEMENT OF CERTAIN RIGHTS ..................................     33

      5.1 Sale of EL System ..........................................     33
      5.2 Third-Party Intellectual Property Rights ...................     34
      5.3 Enforcement of Calypte Patent Rights and Calypte
          Technology in the Otsuka Territory .........................     35
      5.4 Reduction of Payments ......................................     36

6.    REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION ................     38

      6.1 Representations and warranties .............................     38
      6.2 Product Limited Warranty ...................................     41
      6.3 Limitation .................................................     42
      6.4 Indemnification ............................................     43
      6.5 Intellectual Property Infringement Indemnity ...............     44
      6.6 Products Liability Indemnity ...............................     47

7.    CONFIDENTIALITY ................................................     47

      7.1 Confidential Information ...................................     47
      7.2 Confidentiality of Agreement ...............................     49
      7.3 Exceptions .................................................     49
      7.4 Remedies ...................................................     50

8.    LIMITATION OF LIABILITY ........................................     51
9.    TRADEMARKS AND TRADE NAMES .....................................     51

      9.1 Use . . . ..................................................     51
      9.2 Approval Representations ...................................     52

10.   REGULATORY APPROVALS ...........................................     52

      10.1 Obtainment of Approvals ...................................     52
      10.2 Reasonable Diligence ......................................     53
      10.3 PLA Countries .............................................     54
      10.4 Separate Filing Countries .................................     55
      10.5 Extension of Time Periods .................................     56
      10.6 Assignment Upon Termination ...............................     56

11. TERM AND TERMINATION .............................................     57
      11.1 Term ......................................................     57
      11.2 Termination for Convenience ...............................     57
      11.3 Termination for Cause .....................................     58
      11.4 Termination for Bankruptcy ................................     59
      11.5 Effect of Termination .....................................     59
      11.6 No Liability For Expiration or Termination ................     59
      11.7 Survival ..................................................     60
      11.8 Abandonment ...............................................     60

12.   GENERAL PROVISIONS .............................................    61

      12.1   Currency ................................................    61
      12.2   Language ................................................    61
      12.3   Governing Law ...........................................    62
      12.4   Jurisdiction ............................................    62
      12.5   Arbitration .............................................    62
      12.6   Force Majeure ...........................................    63
      12.7   Assignment ..............................................    64
      12.8   No Third-Party Beneficiaries ............................    64
      12.9   Bankruptcy Code .........................................    64
      12.10  Modifications ...........................................    65
      12.11  Notices .................................................    65
      12.12  Descriptive Headings ....................................    66
      12.13  Entire Agreement ........................................    66
      12.14  Severability ............................................    66
      12.15  Legal Expenses ..........................................    66
      12.16  Counterparts ............................................    67
      12.17  Import & Export Controls ................................    67
      12.18  Independent Contractors .................................    68
      12.19  Manufacture in Japan ....................................    68

Exhibit     A    Patents and Patent Applications
Exhibit     B    El System
Exhibit     C    GMP Procedures
Exhibit     D    Escrow Agreement
Exhibit     E    Specifications
Exhibit     F    Manufacturing Capacity

                             DISTRIBUTION AGREEMENT

THIS AGREEMENT, including the attached Exhibits ("Agreement"), executed as of August 7, 1994 ("Effective Date"), is made and entered into by and between CALYPTE BIOMEDICAL CORPORATION, a California corporation with principal offices at 1440 Fourth Street, Berkeley, California Section 94710, United States of America, ("Calypte") and OTSUKA PHARMACEUTICAL CO., LTD., a corporation organized under the laws of Japan with principal offices at 2-9, Kanda Tsukasa-cho, Chiyoda-ku, Tokyo, Japan ("Otsuka").

WHEREAS, Calypte has developed and holds certain rights relating to the Products (as defined below), and continues to develop new products, which may become Products within the scope of this Agreement; and

WHEREAS, Otsuka desires to be appointed as Calypte's exclusive distributor for the Products in the Otsuka Territory, and Calypte is willing to grant Otsuka such appointment pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, Otsuka desires to purchase, and Calypte desires to supply, Otsuka's requirements for the Products under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, and subject to the terms and conditions contained herein, the parties agree as follows:

1.      DEFINITIONS

1.1 "Affiliate" shall mean any person, firm or corporation which controls, is controlled by or is under common control with Otsuka. For purposes of this Section 1.1,

         "control" shall mean ownership, directly or indirectly, of fifty percent (50%) or more of the voting stock of the subject party.

1.2 "Calypte Patent Rights" shall mean all United States and foreign letters patent and applications for letters patent, industrial models, industrial designs, utility models, certificates of invention, and other indicia of invention ownership, including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed, which are reasonably necessary for the design, development, manufacture, sale or use of diagnostic test kits for the detection of antibodies to HIV in any bodily fluids, and other Products hereunder, which are owned or controlled by or licensed to Calypte during the term of this Agreement, including, without limitation, the patents and patent applications listed in Exhibit A.

1.3 "Calypte Technology" shall mean all technologies, technical knowledge, procedures, processes, designs, inventions, discoveries, know-how, show-how, documentation and other works of authorship and any other information which is reasonably necessary for the design, development, manufacture, use and sale of the Products, together with all copyrights, trade secret rights and other intellectual property rights, other than Calypte Patent Rights.

1.4 "Competing Product" shall mean any product which tests for the presence of antibodies to HIV in any non-blood bodily fluid, and which directly competes in the same market niche with, and is a functional substitute for, a Product, other than tests used for confirmation purposes (as an example, a product would be a Competing Product with the initial test Kit, described in Section 1.9(a), if it tested for the presence of HIV in urine or any other nonblood bodily fluid and used multi-test plate and the E1A method and was functionally equivalent to the initial test Kit competing in the same market niche).

1.5 "E1 System" shall mean the E1 System and procedures for use as further described in Exhibit B attached hereto.

1.6 "GMP Procedures" shall mean the proprietary good manufacturing practices and procedures relating to the manufacture of the Products as specified by document title or number in Exhibit C, and such other information, including names and addresses of suppliers, as shall be necessary to permit and enable Otsuka or Affiliates, without need for additional information, to manufacture the Products. As used throughout this Agreement, GMP Procedures shall mean the then-most current procedures and other information relating to the manufacture of the Products at any given time.

1.7 "HIV Urine Kit" shall mean any product which includes tests for the presence of antibodies to HIV in urine (including products combining tests for HIV with tests for other diseases or conditions as well.)

1.8 "0tsuka Territory" shall mean Japan, North Korea, South Korea, Republic of China, People's Republic of China, Hong Kong, Thailand, Philippines, Indonesia, New Zealand, Australia, Singapore, Malaysia, India, Pakistan, Bangladesh, Sri Lanka, Myanmar, Kampuchea, Vietnam, Laos, Nepal, Bhutan and Mongolia. "Country" shall mean each Country within the Otsuka Territory.

1.9 "Product(s)" shall mean (a) the test kits for the detection of antibodies to HIV-1 in urine manufactured and sold by or on behalf of Calypte known, as of the Effective Date, as the Urine HIV-1 EIA Kit or the HIV-1 EIA 96-Well Kit, as further described in the SPECIFICATIONS set forth in Exhibit E attached hereto; (b) similar test kits for the detection of antibodies to HIV-1, HIV-2 and all other strains of HIV in any bodily fluid(s), including combination kits testing multiple bodily fluids for multiple strains of HIV (as used throughout this Agreement, the term "bodily fluid" includes, without limitation, urine, serum, saliva and vaginal washes); (c) all improvements and modifications to the kits described in (a) and (b) above and new configurations thereof, during the term of this Agreement; (d) any products that can reasonably be deemed replacements for or successors to such kits which Calypte (including its successors and assigns) may introduce during the term of this Agreement; and (e) additional products eligible to be included within the definition of "Products" in accordance with Section 2.3, and all improvements and modifications thereto, new configurations thereof, and replacements for or successors to such additional products during the term of this Agreement. As tests are added within the definition of "Products" during the term of this Agreement, the parties shall discuss in good faith and agree upon SPECIFICATIONS therefor, which shall govern the additional products as the initial SPECIFICATIONS in Exhibit E govern the initial test kit.

1.10 "Service(s)" shall mean the conducting of diagnostic testing utilizing a Product.

2.       GRANT OF RIGHTS

2.1      Distribution Rights.

         Subject to the terms and conditions of this Agreement, Calypte hereby appoints Otsuka as its exclusive distributor for the Products in the Otsuka Territory and grants to Otsuka the exclusive right, under Calypte Patent Rights and/or Calypte Technology, to promote, market, use and sell and otherwise distribute the Products (including additional products eligible to be included within the definition of "Products" in accordance with Section 2.3) and perform Services in every Country in the Otsuka Territory (collectively, in this Section 2.1, "sell and distribute the Products"). For so long as Otsuka's rights to a given Product or Products remain exclusive in a given country or countries in the Otsuka Territory, Otsuka shall have the exclusive right to sell and distribute such Products in such country(ies) in the Otsuka Territory, and Calypte will not, nor will it grant any third party the right to, promote, market, use, sell or distribute any Products (including additional products eligible to be included within the definition of "Products" in accordance with Section 2.3), or perform Services utilizing any such Products, in any such country in the Otsuka Territory; provided that, with respect to any additional product eligible to be included within the definition of "Products" in accordance with Section 2.3, if Otsuka elects not to obtain the rights to such additional product in accordance with Section 2.3, and if Otsuka's rights of negotiation and refusal with respect to an additional product under Section 2.3 are exhausted, then this section's prohibition of Calypte selling and distributing such specific additional product shall terminate.

2.2      Affiliates and Subdistributors.

         Subject to the terms and conditions of this Agreement, Otsuka may exercise its right to sell and distribute the Products in the Otsuka Territory itself or, in its discretion, through Affiliates and through non-Affiliate subdistributors, resellers and other third-party distributors (such non-Affiliates being collectively defined as "Subdistributors"), and Otsuka may exercise its right to perform Services in the Otsuka Territory itself or, in its discretion, through Affiliates. Otsuka shall be responsible for the due and punctual performance of any and all responsibilities under this Agreement as applicable to such Affiliates and Subdistributors.

2.3      Additional Products.

         2.3.1     Rights to Additional Products.
                   In addition to the Product(s) defined in Clauses (a)-(d) of
                   Section 1.9 above, to which Otsuka acquires rights in accordance with this Agreement without further negotiation or change in the terms and conditions of this Agreement, Calypte hereby grants to Otsuka -- so long as Otsuka's rights hereunder remain exclusive in Japan -- a right of first refusal and negotiation, as described here, to obtain the exclusive right to promote, market, use, sell and otherwise distribute (collectively, "sell and distribute") in the Otsuka Territory any and all other test product(s) which Calypte may introduce during the term of this Agreement which: (i) are a test of any bodily fluid(s) and which combine a test for HIV with a test for any disease or condition other than HIV (a combination test for different strains of HIV is already included at the outset under Section 1.9(a)-(d)); or
                   (ii) include any test of any bodily fluid for any strain of HIV in any format other than those included within the definition of Product(s) in Section 1.9 (a)-(d) (e.g., a single test kit available for home use); and/or (iii) test any bodily fluid for any human endogenous retrovirus.

                   In accordance with the right granted to Otsuka pursuant to this Section 2.3.1, Calypte agrees to offer to Otsuka in writing, and discuss and negotiate in good faith the terms and conditions of, such rights to sell and distribute such additional products in the Otsuka Territory prior to any discussion relating to such rights with a third party. The initial negotiation period with Otsuka shall be a six (6) month period commencing after all of the following have occurred, upon the later to occur of the following: (a) Calypte's development of, or obtaining the rights to, a viable new product as described above; (b) Calypte's provision to Otsuka of sample of such product and related information and data sufficient to enable Otsuka to evaluate the product; and (c) receipt by Otsuka of a written offer from Calypte proposing specific terms and conditions under which Calypte would agree to Otsuka's exclusive distribution of such product in the Otsuka Territory. In the event that Calypte and Otsuka do not reach agreement within such six (6) month period, Calypte shall then have six (6) months beginning on the expiration of such period to enter into an agreement with any third party on terms and conditions that are the same as those previously offered to Otsuka or that are more favorable to Calypte than those previously offered to Otsuka. Should Calypte modify the terms and conditions of its offer such that they are more favorable to a distributor (Otsuka or a third party) than those previously rejected by Otsuka, Calypte must first offer such modified terms and conditions to Otsuka in writing, and discuss and negotiate in good faith such modified terms and conditions, prior to offering such modified terms and conditions to a third party. In the event that Calypte and Otsuka do not reach agreement within sixty (60) days after receipt by Otsuka of such proposed modified terms and conditions, Calypte may, during the subsequent sixty (60) day period, offer such modified terms and conditions of agreement to any third party as provided herein and conclude an agreement on such terms and conditions with a third party during such period. If at the end of this cycle, Calypte has reached agreement with no one for the distribution of the new product in the Otsuka Territory, the cycle of procedures in this Section 2.3.1 shall be repeated, beginning with a proposal to Otsuka.

                   If Calypte and Otsuka reach agreement with respect to the right of Otsuka to sell and distribute an additional product in the Otsuka Territory, such additional product shall be included as a "Product" within the scope of this Agreement and all of the parties' rights and obligations under this Agreement with regard to the Product shall also apply to such additional

                   Product except to the extent the parties mutually agree otherwise.

         2.3.2     Development Agreement for New Products.
                   Prior to development of a viable new product, if Calypte,has an idea for development of a new product of the type described in Section 2.3.1 (i), (ii) or (iii) above, it shall first offer a proposed development agreement to Otsuka for consideration and shall negotiate the terms and conditions of such development agreement in good faith with Otsuka for up to six (6) months beginning on the date Otsuka receives such proposed agreement. If the parties do not reach agreement on the terms of a development agreement within such six (6) month period, Calypte can enter into a development agreement with a third party during the subsequent six (6) month period on terms and conditions that are the same as those offered to Otsuka or more favorable to Calypte than those offered to Otsuka. If Calypte enters into such an agreement with a third party, and if such agreement grants the third party the rights in the Otsuka Territory to the new product being developed with the third party's funding, Otsuka shall have no further rights of first refusal/negotiation under this Agreement to such new product once it is developed unless the third party waives or does not pursue its rights to such new product. If the third party waives its rights to the new product and Calypte retains the right to distribute such product to 0tsuka, the parties shall follow the cycle of proposal and negotiation procedures outlined above in Section 2.3.1.

        2.3.3      Product Deletions.

                   If Calypte intends to modify a Product, to introduce a replacement Product or to cease manufacture of a Product hereunder due to a planned replacement thereof, Calypte shall inform Otsuka in writing of such intention at least sixty
                   (60). days prior to Calypte's filing of a submission to the appropriate government authority seeking governmental approval of its manufacture of the modified or replacement Product, and the parties shall discuss in good faith a transition plan for the discontinuance of the Product being modified or replaced; notwithstanding the above, Calypte hereby commits to continue manufacturing and supplying to Otsuka the Product (as improved from time to time through modifications and reconfigurations) unless Calypte introduces a replacement Product reasonably acceptable to Otsuka.

2.4      GMP Procedures License.

         2.4.1 Subject to the terms and conditions of this Agreement and conditioned upon the occurrence of a Releasing Event (as defined in Section 2.4.3 below), Calypte hereby grants to Otsuka a non-exclusive, non-transferable (except to the extent transfer or assignment is permitted under Section 12.7) license, with right to sublicense only to Affiliates, to use the GMP Procedures to manufacture or have manufactured the Products and the exclusive right (subject to such right becoming non-exclusive as provided elsewhere in this Agreement) to promote, market, use, sell and otherwise distribute such Products in those countries in the Otsuka Territory on the date Otsuka exercises this license. Independent of and in addition to the escrow obligations set forth in Section 2.4.2, Calypte shall, upon the occurrence of a Release Event, immediately provide the then-current version of the GMP Procedures to Otsuka. The entity that actually manufactures the Products may be, in Otsuka's discretion, Otsuka, an Affiliate or a third party acting under contract. The location of the manufacturing facility need not be in the Otsuka Territory, provided the facility is owned by Otsuka or an Affiliate or is approved by Calypte.

         2.4.2 Calypte assures Otsuka that where Calypte is unable or otherwise fails to provide the Products to Otsuka in accordance with the terms of this Agreement, Otsuka may manufacture or have manufactured the Products for use, sale and distribution consistent with Otsuka's rights pursuant to this Agreement. Calypte agrees to place the GMP Procedures into escrow with a third-party escrow agent, and upon terms and conditions reasonably acceptable to both parties as set forth in the Escrow Agreement attached hereto as Exhibit D. Such escrow shall provide for Calypte to place the then-current version of the GMP Procedures into escrow upon the effective date of such escrow, to update such material within sixty (60) days following the earlier of (i) receipt of FDA approval for the

                   Product, (ii) receipt of approval to market the Product in Japan from the appropriate Japanese regulatory agencies or
                   (iii) six (6) months following the Effective Date of this Agreement, and then to continue to update such materials at least every three (3) months thereafter. Such escrow shall also provide for the release of the GMP Procedures to Otsuka upon the occurrence of a Releasing Event, and the escrow agent shall promptly and fully release the GMP Procedures to Otsuka upon such occurrence. Otsuka shall be entitled to retain, at Otsuka's expense, a person reasonably acceptable to Calypte to conduct one (1) inspection per calendar year of the deposited GMP Procedures to verify the deposit of the GMP Procedures in accordance with this Agreement and the Escrow Agreement. Otsuka agrees that, prior to inspection of the deposited GMP Procedures, such person shall execute an appropriate confidentiality agreement. Such person shall be given access to the deposited GMP Procedures in the presence of a Calypte representative only and adequate time to review such GMP Procedures; provided, however, that no notes may be taken during such person's inspection of the GMP Procedures.

         2.4.3 For purposes of this Agreement, a "Releasing Event" shall mean that Calypte fails to, or becomes unable to, supply the Products to Otsuka as provided hereunder for any reason, including without limitation, a Force Majeure event, and Calypte has failed to cure such failure within ninety (90) days of the delivery date (as provided in Section 3.3.3). Recognizing that the time period between exercise of this license and the beginning of commercial manufacture of the Products could be long, and that continued manufacture of the Products by Calypte would be preferable to licensing new manufacturing facilities and exercising its license under this Section 2.4, Otsuka agrees, in its discretion, to use its reasonable efforts to assist Calypte, at Calypte's expense, in solving the problem that is causing Calypte to be unable to supply the Products to Otsuka hereunder.

         2.4.4 Calypte agrees that -- unless Otsuka elects in writing not to exercise its rights hereunder -- in the event a Releasing Event does occur, Calypte shall immediately release the GMP Procedures to Otsuka and shall not impede the escrow agent's release of same to Otsuka. To the full extent of its right, power and authority, and conditioned only upon the occurrence of a Releasing Event, Calypte hereby grants Otsuka a non-exclusive license and sublicense, with a right to sublicense to its Affiliates, under licenses from Calypte, New York University, Cambridge Biotech and such other licenses as may be necessary or appropriate, to manufacture or have manufactured the Products for use, sale and distribution in the Otsuka Territory. In the event Calypte does not, on the Effective Date of this Agreement, possess the right, power and authority to grant Otsuka all sublicenses from third parties necessary for Otsuka to make the Products upon the occurrence of a Releasing Event, Calypte shall immediately and diligently pursue such right, power and authority from such third parties, shall notify Otsuka upon obtaining such right, power and authority, and shall provide Otsuka written verification thereof. This section shall be deemed a present and ongoing grant by Calypte to Otsuka, conditioned upon the occurrence of a Releasing Event, of all licenses and sublicenses necessary for Otsuka, Affiliates and third-party manufacturers to manufacture the Products. Once Otsuka or an Affiliate (or a third-party manufacturer with whom they may contract) commences preparations for the manufacture of the Products, Otsuka and its Affiliates shall not be required by Calypte to give up the rights granted by Calypte to manufacture the Products, even if the Releasing Event shall thereafter be resolved.

         2.4.5 If Otsuka chooses to manufacture or have manufactured the Products under the license and sublicenses granted under Sections 2.4.1 and 2.4.4 above after the occurrence of a Releasing Event, to the extent that such license includes the sublicenses of certain third-party intellectual property rights to Otsuka requiring the payment of royalties to third parties not affiliated with Calypte, Otsuka agrees that it shall pay, directly to such third parties, all royalties due to such third parties related specifically to Otsuka's manufacture, use and sale of the Products. Amounts paid to such third parties shall be deducted from any amounts otherwise payable to Calypte. In addition, if Otsuka chooses to manufacture or have manufactured the Products under the license and sublicenses granted under Section 2.4.1 and 2.4.4 after the occurrence of a Releasing Event, and Otsuka elects not to continue purchasing Products manufactured by Calypte, the minimum annual payment/purchase provisions of Section 4.1 shall be deemed terminated, though Otsuka's exclusive rights in the Otsuka Territory shall continue.

2.5      Option to Sublicense.

         In addition to the sublicenses from New York University and others described in Section 2.4 above relating to the manufacture of Products upon the occurrence of a Releasing Event, Calypte agrees that at such time as Calypte is obligated, under the terms of its patent license with New York University, to negotiate the grant of sublicenses under the patents ("NYU Patents") covered by such agreement, Calypte shall notify Otsuka and shall, at the request of Otsuka, negotiate in good faith the terms under which it would grant Otsuka such sublicense under such NYU Patents and use its reasonable and diligent efforts to involve New York University in such discussions in an effort to obtain for Otsuka exclusive rights under such NYU Patents coequal with the exclusivity granted by Calypte to Otsuka hereunder.

3.       SUPPLY; PRICE; SHIPMENT; ACCEPTANCE.

3.1      Product.

         Subject to the terms and conditions of this Agreement, Otsuka shall purchase from Calypte, and Calypte shall supply to Otsuka, either directly or through a third-party supplier designated by Calypte, Otsuka's requirements of the Products. Such supply shall conform to the description and specifications of the Products and material, workmanship, packaging and labeling of the Products as set forth in Exhibit E ("SPECIFICATIONS"), as modified from time to time by mutual agreement of the parties and as supplemented from time to time to add SPECIFICATIONS for additional products that become "Products" within the scope of this Agreement during the term hereof. The
         Products supplied by Calypte shall be, manufactured, handled and packaged by Calypte or its designee in accordance with all applicable laws and regulations. The Products supplied to Otsuka hereunder are for Otsuka's (and, in Otsuka's discretion, Affiliates' and Subdistributors') promotion, marketing, use, sale and distribution in accordance with the terms of this Agreement, and may not be otherwise promoted, marketed, used, sold or distributed without Calypte's prior written consent.

 3.2 Price.

     3.2.1         Commercial Test.

                   The parties hereby agree that the price to be paid by Otsuka for the Products described in Clauses (a), (b), (c) and (d)
                   of Section 1.9 shall be     [   *    ]        per test,
                   subject to: a volume discount to be discussed in good faith between the parties; lower prices for development and promotional samples as provided in Sections 3.2.2 and 3.2.3 below; the "Most Favored Customer" clause of Section 3.8; and price changes as agreed upon in accordance with Section 3.2.5.

*Confidential portion has been omitted
 and filed separately with the Commission

         3.2.2     Development Samples.

                   At Otsuka's request Calypte shall supply Otsuka with up to two hundred thousand (200,000) tests for development samples
                   of each Product at a price of     [    *    ]           per
                   test. Development samples must be labeled in accordance with applicable regulations. As of the Effective Date of this Agreement Calypte had already provided Otsuka with approximately one hundred thousand (100,000) sample tests of the kit described in Section 1.9(a).

         3.2.3     Promotional Samples.

                   Calypte also agrees to supply Otsuka with promotional samples of the Products, on a country-by-country basis, at a price of
                      [    *     ]             per test. Amounts to be provided
                   by Calypte will be twenty percent (20%) of the first year's sales in respective Countries of the Otsuka Territory and ten percent (10%) of the sales for the second year. At the end of each such year with respect to each Country of the Otsuka Territory, Otsuka shall return all unused promotional samples or, in the case of the first year, credit unused promotional samples against the second year's sales.

         3.2.4     Per Test Pricing.

                   The pricing provided above is quoted on a "per test" basis. A test refers to a single well on multi-well plate together with the associated reagents required to perform a single test.

*Confidential portion has been omitted
 and filed separately with the Commission

         3.2.5     Price Changes.

                   The parties agree to renegotiate a higher or lower price in good faith at reasonable intervals upon request when a party believes that market conditions require, but no more often than once per year unless the parties mutually agree otherwise. Such price renegotiations may include reasonable adjustments for inflation, increases or decreases in costs of components or reduction of the NHI price of the Products.

         3.2.6     Taxes.

                   All prices are F.O.B. delivery to the international carrier in California, unless the parties mutually agree otherwise. Prices are exclusive of all sales, use or other similar transaction taxes or duties, if any, imposed directly on the purchase of the Products by Otsuka where applicable law imposes such tax or duty. Any such tax or duty shall be borne by Otsuka. Any tax imposed on the manufacture of the Products by or on behalf of Calypte, and any tax imposed on sales of the Products by Calypte prior to F.O.B. delivery to the international carrier shall be borne by Calypte. When Calypte has the legal obligation to collect taxes or duties on the purchase of the Products by Otsuka, the amount of such taxes and duties shall be added to Calypte's invoice and paid by Otsuka unless Otsuka provides Calypte with a valid tax exemption certificate authorized by the appropriate taxing authority.

                   All payments by Otsuka to Calypte shall be subject to any applicable withholding taxes imposed upon such payments. Otsuka agrees to provide to Calypte any and all information relating to such withholding taxes reasonably requested by Calypte in connection with Calypte's obligations to taxing authorities in the United States of America, such information to include, without limitation, official receipts issued to Otsuka by appropriate taxing authorities.

3.3      Forecasts, Orders and Acceptance.

         3.3.1 During the term of this Agreement, on or before the first day of each calendar quarter, Otsuka shall submit to Calypte a rolling forecast showing Otsuka's expected requirements for the Products over the next twelve (12) months.

         3.3.2 The parties agree that in order to protect Calypte's production scheduling and to ensure a smooth source of supply to Otsuka, purchase orders submitted by Otsuka to Calypte for a Product for delivery during the second quarter of any forecast (i.e. months 4, 5 & 6) (i) shall not, unless Calypte agrees otherwise in writing, be for less than eighty percent (80%) of the quantity of such Product forecast for such quarter in the forecast submitted at the beginning of the prior calendar quarter ("Minimum Purchase Commitment"), and
                   (ii) shall be binding upon Calypte, but only to the extent that they do not exceed either (x) one hundred fifty percent (150%) of the quantity of such

                   Product forecast for such quarter in the forecast submitted at the beginning of the prior calendar quarter or (y) the Calypte Capacity Commitment (as defined in Section 3.4 below). In the event that Otsuka submits purchase orders with respect to a calendar quarter for the purchase of less than the Minimum Purchase Commitment (absent Calypte's agreement to such lesser volume), Otsuka shall be obligated to pay Calypte the purchase price for the number of units by which its orders fall short of such required total. Where Otsuka submits purchase orders for more than one hundred fifty percent (150%) of the quantity forecasted or more than the Calypte Capacity Commitment, Calypte shall use its reasonable efforts to provide the Products in excess of such quantities if requested by Otsuka, but Calypte shall have no obligation to provide such excess quantities and its failure to so provide shall not be a breach of this Agreement.

         3.3.3 All purchases and sales between Calypte and Otsuka will be initiated by Otsuka's issuance of written purchase orders sent via airmail or facsimile. Additionally, Otsuka may initiate purchase orders verbally, provided that it confirms such orders in writing within seven (7) days. Such orders will state unit quantities, unit descriptions, requested delivery dates and shipping instructions, including ship-to locations (which may be to Affiliates or Subdistributors). Calypte shall accept all purchase orders from Otsuka, subject to the limitations of Section 3.3.2. Within ten (10) days after its receipt of Otsuka's purchase order, Calypte will send Otsuka its written acknowledgement and acceptance (subject to Section 3.3.2) of such order. Calypte's written acceptance shall include, without limitation, the delivery date. Such delivery date shall be as requested by Otsuka, if reasonably possible, provided that Calypte shall not be in breach of this Agreement if it delivers the ordered Products within the earlier of ninety (90) days after Calypte's written acceptance of Otsuka's purchase order or one hundred
                   (100) days after Calypte's receipt of Otsuka's written purchase order, unless Otsuka and Calypte otherwise agree in writing. The terms and conditions of this Agreement will control all sales of the Products hereunder, and any additional or different terms or conditions in either party's purchase order, acknowledgement or similar document will be of no effect.

3.4      Capacity Commitment.

         For purposes of this Agreement, the "Calypte Capacity Commitment" for a Product shall mean one-half (1/2) of Calypte's total manufacturing capacity (both Calypte's own manufacturing capacity and the third party manufacturing capacity for which Calypte contracts) for each Product until the first commercial sale of such Product in Europe, at which time the Calypte Capacity Commitment shall be reduced to one-third (1/3) of Calypte's total manufacturing capacity. The parties understand and acknowledge that Calypte's manufacturing capacity at the time of execution of the Agreement, and its future increased capacity, is as set forth in Exhibit F attached hereto. Should the parties come to the understanding that the demand for the Products in the Otsuka Territory will come to exceed the Calypte Capacity Commitment within a foreseeable period of time, they shall meet to discuss in good faith reasonable ways to increase Calypte's manufacturing capacity, and Calypte shall use reasonable and diligent efforts to increase its manufacturing capacity for the Products.

3.5      Allocation.

         In the event that demand for a Product exceeds Calypte's manufacturing capacity, Calypte will have the right, at its sole discretion, to allocate its capacity between Otsuka and Calypte's other distribution channels; provided that in the event of any such allocation, Otsuka will receive at least a pro-rata share of available units based upon its pro-rata share of the total orders submitted by all of Calypte's distribution channels; provided further that in no event will Otsuka receive less than the Calypte Capacity Commitment for such Product (as provided in Section 3.4 above) if Otsuka orders such amount.

3.6      Payment Terms.

         Upon receipt of Calypte's written acceptance of each and every purchase order pursuant to Section 3.3, Otsuka shall pay to Calypte thirty percent (30%) of the purchase price due for each such purchase order, such payment amount to be (i) paid within ten (10) days of Otsuka's receipt of Calypte's written acceptance of Otsuka's purchase order and (ii) non-refundable unless Calypte fails to deliver such order or except as otherwise provided in Section 3.11. Upon shipment of the Products, Calypte will submit an invoice to Otsuka requesting payment of the remaining balance due for such shipment. Provided Otsuka accepts the shipment in accordance with Section 3.11, Otsuka will make payment to Calypte of such balance due within sixty (60) days from the date on which Otsuka receives the invoice or receives the shipment at its facilities or at the facilities of the Affiliate or Subdistributor to which Otsuka directed the Products to be shipped, whichever is later, unless another payment date is agreed to in writing by Calypte and Otsuka. In the event the Products are properly manufactured, packaged and shipped and in satisfactory condition when Calypte transfers them to the international shipper, but are damaged in the course of shipment to Otsuka or its designees, Otsuka will nevertheless pay the balance due Calypte. All payments shall be made by wire transfer, check or other instrument approved by Calypte in United States of America Dollars in the requisite amount to a bank account as Calypte may from time to time designate. In the event that any payment due Calypte is delinquent, interest shall accrue on any overdue amount and be charged against Otsuka at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less. Calypte reserves the right to withhold any shipments or its performance if Calypte has not been paid in accordance with the terms set forth herein; provided that, due to Otsuka's projected need for a stable supply of the Products, Calypte shall withhold no shipments or other performances if Otsuka disputes whether a payment is due, in which case the parties shall resolve such dispute voluntarily or, if necessary, through prompt arbitration in accordance with Section
           12.5. Otsuka agrees that after it has accepted shipment in accordance with Section 3.11, it shall not dispute that payment is due on such shipment.

3.7        Credit for Previous Payment.

           Otsuka has already paid Calypte  [           *
                                ] pursuant to the

*Confidential portion has been omitted
 and filed separately with the Commission

           License and Supply Agreement of May 10, 1991 (the "License and
           Supply Agreement") between the parties hereto, which amount is creditable against other future payments due Calypte pursuant to
           Section 3.1 of the License and Supply Agreement. In exchange for Otsuka's agreement here to waive its right to the future creditability of such sum, Calypte hereby agrees to discount by fifty percent (50%) the price of Product(s) supplied to Otsuka under this Agreement until, but only until, Otsuka has received a total discount
           of [                      *                                   ] under
           this section. At such time as Otsuka has received a discount in such amount, there shall be no further discount due under this section. Pursuant to Section 11.10 of the License and Supply Agreement, which prohibits any modification of its terms or conditions without the written consent of the party to be charged, Otsuka hereby agrees, in exchange for this discount to be granted by Calypte under this
           Section 3.7, to waive its right to have the [
                 * ] paid under the License and Supply Agreement creditable against other future payments and does hereby forgive this sum of Calypte.

3.8        Most Favored Customer.

           Calypte agrees that the financial terms of this Agreement are at least as favorable to Otsuka as those provided by Calypte to any other distributor for similar or lower volumes under similar circumstances, and that in the event that Calypte offers better terms to a distributor for similar or lower volumes of the Products under similar circumstances, Calypte will promptly offer Otsuka the opportunity to substitute such prices and terms for those contained in this Agreement (as a whole), effective as of the date such prices or terms were first granted to such third party.

* Confidential portion has been omitted
  and filed separately with the Commission

3.9        Delivery.

           Calypte will deliver the Products on or before the Delivery date specified in Calypte's written acceptance of Otsuka's order, provided such date shall be no later than the earlier of ninety (90) days after Calypte's written acceptance of Otsuka's order or one hundred
           (100) days after Calypte's receipt of Otsuka's order. Calypte will deliver the Products to Otsuka in containers to be selected by Calypte, provided that such containers are reasonably acceptance to Otsuka.

3.10       Shipment.

           All the Product shipments shall be F.O.B. delivery to the international carrier in California (unless the parties mutually agree otherwise) and will be by air to the destinations selected by Otsuka in its purchase orders, provided U.S. export laws do not prohibit Calypte from shipping to such locations. All shipments shall be on or before the dates as specified in accordance with Sections
           3.3.3 and 3.9, unless otherwise agreed. Risk of loss will pass to Otsuka upon delivery to the international carrier. Unless otherwise requested by Otsuka, Calypte shall make all international shipping arrangements, including procuring freight insurance, on behalf of Otsuka. All international freight insurance and other international shipping expenses shall be borne by Otsuka. All international freight charges prepaid by Calypte will be reimbursed by Otsuka. Notwithstanding the above, in the event that Calypte ships the Products to Otsuka from a location other than Calypte's facility in Northern California, United States of America, Calypte will bear the expense of any shipping and insurance expenses in excess of shipping and insurance expenses from Northern California, United States of America. Otsuka shall also bear any and all applicable duties, customs brokerage fees and other similar charges that may be assessed against the Product shipments to Otsuka upon or after delivery to the international carrier in California. Otsuka will be responsible for filing freight claims. Calypte will advise Otsuka in advance of all necessary information relating to shipment of the Products including, without limitation, the identity of the carrier, flight number, scheduled arrival time, package identification number, insurance information and similar information. Calypte will also provide to Otsuka copies of results of Calypte's quality control and product release test data for each lot of the Products from which the Products were shipped to Otsuka hereunder.

3.11       Acceptance.

           Acceptance by Otsuka of the Products delivered by Calypte hereunder shall be subject to inspection and testing by Otsuka or, in Otsuka's discretion, by the Affiliate or Subdistributor to which a shipment is delivered. In the event that any Product shipment fails to conform with the SPECIFICATIONS or is otherwise defective in materials, workmanship or packaging, Otsuka (or its designee) shall have the right to reject such shipment, provided that (i) rejection is made within thirty (30) days after receipt out of customs by Otsuka (or its designee) of such Product shipment, and (ii) such Product shipment has not been used by Otsuka (or its designee) other than for acceptance testing and quality control. The sole criteria for rejection by Otsuka of the Product shipments shall be failure of the Product shipments to conform with the SPECIFICATIONS or the determination that such shipment is otherwise defective in material, workmanship or packaging. Calypte and Otsuka acknowledge that the SPECIFICATIONS may be modified during the term of this Agreement, provided, however that any such modification shall be agreed to in writing by the parties. Calypte shall provide its then-current test protocol used by Calypte to conduct out-going quality assurance testing for each Product (which test protocol Calypte and Otsuka shall discuss and agree upon) to Otsuka for use by Otsuka and its designees in performing their incoming inspection; a copy of such test method, current as of the Effective Date of this Agreement, is attached hereto as Exhibit E. At Otsuka's reasonable request and expense, Calypte will assist Otsuka in developing additional acceptance tests for the Products, though Otsuka shall be free to develop any acceptance tests it deems appropriate. The Product shipments may be rejected by Otsuka only upon written notice by Otsuka or its designee to Calypte stating the reason or reasons for rejection. Upon confirmation by Calypte that the Products are defective, Otsuka shall return or destroy, at Calypte's request, all or part of the rejected shipment as the parties shall reasonably agree, with all costs of such return to be deducted from the purchase price of the Products in that shipment to be paid under Section 3.6. If there is any dispute between the parties on the conformity to the SPECIFICATIONS or whether a shipment is otherwise defective, then such dispute shall be arbitrated in accordance with Section 12.5. At no cost to Otsuka (including freight, tax, insurance and duties), Calypte shall replace defective Products and redeliver to Otsuka the Products within forty-five (45) days after Calypte's receipt of Otsuka's (or its designee's) written notice of rejection. In the event that Calypte does not replace defective Products with acceptable Products within forty-five (45) days of Calypte's receipt of Otsuka's written notice of rejection, Calypte shall, at Otsuka's option, promptly (i) refund all portions of the purchase price paid by Otsuka therefor and reimburse Otsuka for all of Otsuka's costs incurred in returning the rejected Products to Calypte and for the insurance and other shipping expenses paid by Otsuka in connection with the initial delivery of the rejected shipment to Otsuka, or (ii) credit all such amounts paid by Otsuka against future shipments of the Products. The procedures described in this Section
           3.11 in the event of a rejected shipment shall not be deemed to constitute a waiver of Otsuka's rights or a postponement of Calypte's performance obligations or -- provided Calypte replaces defective Product within forty-five (45) days of Otsuka's (or its designee's) written notice of rejection -- a Releasing Event.

3.12       Reservation of Title.

           Transfer of title for any and all the Products shipped to Otsuka shall be subject to full payment of the purchase price therefor. Until such full payment, such Products shall remain the property of Calypte. For all the Products delivered to Otsuka (or its designees) to which Calypte retains title, Otsuka shall (i) carry full insurance and (ii) segregate such Products from other products in Otsuka's inventory.

3.13       Packaging.

           All Products supplied by Calypte to Otsuka hereunder will be in the form of labeled, standard unit packages utilizing standard labeling format and graphics and in a form consistent with the labeling requirements for each Country in the Otsuka Territory as agreed upon by the parties in writing on a country-by-country basis. Cost of normal packaging and labeling of the Product for shipment to Otsuka is included in the price of the Product and will be paid by Calypte; provided, however, the cost of special packaging and labeling agreed to by the parties will be paid by Otsuka.

4.         SPECIAL OBLIGATIONS OF EXCLUSIVE DISTRIBUTOR

           So long as Otsuka is the exclusive distributor of the Products in the Otsuka Territory:

4.1        Minimum Annual Payments/Purchases.

           Provided Otsuka's rights to distribute the Products in the Otsuka Territory remain exclusive during the period described below, and as consideration for such exclusive rights, the parties hereby agree to the following amounts as minimum annual amounts to be paid or tests to be purchased by Otsuka:

                                                              Minimum Number
                 Contract Year     Minimum Payment or         of Tests
                 -------------     ------------------         --------------
                        1                  [ * ]                   [ * ]
                        2          U.S.    [ * ]                   [ * ]
                        3                  [ * ]                   [ * ]
                        4                  [ * ]                   [ * ]
                        5                  [ * ]                   [ * ]
                        6                  [ * ]                   [ * ]
                        7                  [ * ]                   [ * ]
                        8                  [ * ]                   [ * ]
                        9                  [ * ]                   [ * ]
                       10                  [ * ]                   [ * ]

           The applicable minimum amount in a given year shall be the lesser of
           (i) the specified minimum number of tests (in the aggregate) of Products purchased by Otsuka, purchased at the then-applicable purchase price-per-test-per-Product, or (ii) the dollar amount specified above as the minimum payment. Under Section 3.7, the price
           of the first [    *     ] worth of Products purchased by Otsuka shall
           be discounted by fifty percent (50%) until a total discount of
           [    *    ] has been granted. For purposes of this Section 4.1, such discounted amount shall be counted towards satisfying the minimum payment amounts specified above (thus, the purchase of products worth
           [    *    ], discounted to  [    *    ], shall be deemed a payment of
           [      *      ]. In the event Otsuka should lose its

* Confidential portion has been omitted
  and filed separately with the Commission exclusive right to distribute Products in Japan but retain such exclusive rights in other Countries of the Otsuka Territory, the minimum annual payments/purchases specified above shall be reduced by fifty percent (50%).

           The first Contract Year shall commence on the Date of First Sale (as defined below) and end on December 31 immediately thereafter, provided that if the Date of First Sale is on or after July 1 of a calendar year, the first Contract Year shall end on December 31 of the next calendar year. Thereafter, each Contract Year shall consist of twelve (12) calendar months beginning on January 1 of each calendar year. As used here, the "Date of First Sale" shall be the date of Otsuka's first receipt of revenues from the first commercial sale of the Products or from the first commercial sale of any Service using or incorporating the Products. If the actual amounts paid or tests purchased by Otsuka with respect to a given Contract Year are less than the lesser of the stipulated minimum amount thereof for such Contract Year, Otsuka shall have the option either to pay or purchase the balance necessary to bring the amount of payments made or tests purchased up to the stipulated minimum amount for such Contract Year, thereby maintaining Otsuka's exclusive rights in the Otsuka Territory, or not to pay or purchase such additional amount, in which case Calypte shall have the right, with written notice to Otsuka within the first sixty (60) days of the beginning of the next Contract Year, to reduce Otsuka's distributorship to non-exclusive if Otsuka does not pay the aforesaid balance within sixty (60) days from the receipt by Otsuka of such notice from Calypte. Beyond such remedy, however, Otsuka's failure to pay or purchase the minimum amounts stipulated in this section shall not constitute in any way whatsoever a breach of this Agreement and, further, Otsuka shall not be required in any way whatsoever to pay a minimum annual amount or purchase a minimum number of tests in the event the distributorship right granted to Otsuka hereunder becomes non-exclusive. In addition, should Otsuka's obligation to make payments to Calypte terminate or become suspended under this Agreement, these minimum payment/ purchase provisions shall similarly be terminated or suspended.

         The following example illustrates the above provisions: Assume that in Contract Year 3 the price-per-test of the Product being distributed by
         Otsuka is [         *         ] per test, and that Otsuka purchases
                   tests from Calypte that year and pays Calypte [ * ]
         therefor (such payment amount includes any remaining discount to which Otsuka may then be entitled under Section 3.7 above). As specified
         above, in Contract Year 3 the minimum payment amount is [   *   ] and
         the minimum number of tests to be purchased is [  *  ] . Within sixty
         (60) days after the end of the Contract Year 3, Calypte may, in its discretion, send Otsuka a notice of Calypte's intention to reduce Otsuka's distribution rights in the Otsuka Territory to non-exclusive unless, within sixty (60) days following Otsuka's receipt of such notice, Otsuka purchases an additional [ * ] tests (for a cost of
         [ * ] at the then-prevailing price-per-test). If Otsuka elects to make such an additional purchase, its exclusive distributorship shall
         be preserved, but the purchase of those additional         tests shall
         not apply toward the minimum tests to be purchased in Contract Year 4. If Otsuka elects not to make such additional purchase, Calypte may (in its discretion) reduce Otsuka's distributorship to non-exclusive.


* Confidential portion has been omitted
  and filed separately with the Commission

4.2        Promotion of the Products.

           Otsuka will, at its own expense, use its commercially reasonable efforts to promote the distribution of the Products and the performance of Services in the Otsuka Territory, consistent with the level of effort it uses to promote its own products of a similar nature. Otsuka agrees that it will not sell the Products to, or perform Services utilizing the Products for, customers located outside the Otsuka Territory without the written approval of Calypte, which Calypte may give or withhold, and if given, may revoke in its sole and absolute discretion.

4.3        Competing Products.

           Otsuka shall notify Calypte in writing not less than forty-five (45) days prior to marketing or distributing a Competing Product in the Otsuka Territory. If Otsuka commences to market and distribute a Competing Product in any Country in the Otsuka Territory, Otsuka's marketing and distribution of a Competing Product shall not be deemed a breach of this Agreement, but Calypte shall have the right, upon at least ninety (90) day's prior written notice to Otsuka, to terminate Otsuka's rights to distribute in such Country the Product with which such Competing Product competes. If at such time Otsuka is distributing more than one Product in such country, Calypte may only terminate Otsuka's rights to distribute the Product with which the Competing Product competes. If Japan is removed from the Otsuka Territory, minimum annual payments/purchases as stipulated in Section
           4.1 shall immediately be reduced by fifty percent (50%).

4.4        Customer Support.

           Otsuka agrees that Otsuka is responsible for supporting all Products it distributes and all Services it performs in the Otsuka Territory. Otsuka's support for the

           Products shall be consistent with the level of support it provides for its own products of similar nature. Otsuka shall maintain personnel sufficiently knowledgeable with respect to the Products to answer Subdistributor and other customer questions regarding the use and operation of the Products marketed by Otsuka.

4.5        Commercially Reasonable Efforts.

           Calypte acknowledges and agrees that the provisions of this Section 4 and the provisions of Section 10 (Regulatory Approvals) are in lieu of any other requirements or promises, express or implied, of diligent, reasonable or best efforts in the marketing, sale, distribution or use of the Products, or that in marketing the Products in the Otsuka Territory Otsuka will achieve any level of success. In addition, the reasonable efforts and reasonable diligence to be put forth by Otsuka in accordance with this Section 4 and
           Section 10 shall take into account such factors (without limitation) as the competitiveness of alternative products in the marketplace, the proprietary position of the Products, the likelihood of regulatory approval given the regulatory structure of a given County, the profitability of the Products and alternative products and other relevant factors. Reasonable efforts shall be determined on a country-by-country basis, and it is anticipated that the level of effort will change over time reflecting changes in the status of the Product and the market involved.

5.         ENFORCEMENT OF CERTAIN RIGHTS

5.1        Sale of E1 System.

           Calypte shall not knowingly sell or distribute the E1 System to any third party, or license or otherwise permit any third party to manufacture or use the

           E1 System, for resale, use in or manufacture of a product that (i) tests (in whole or in part) for the presence of antibodies to any strain(s) of HIV or that tests for any human endogenous retrovirus and (ii) utilizes the technology embodied in the E1 System (defined here as an "E1 System Product") for sale in, or providing any services using or incorporating an E1 System Product in, a Country in which Otsuka has the exclusive right to sell the Products and provide Services. In the event that Calypte, either through its own efforts or by being informed by Otsuka, learns that any third party is using the E1 System in the manufacture of E1 System Products, or is incorporating technology embodied in the E1 System in any product that tests for the presence of antibodies to HIV or for a human endogenous retrovirus, for sale or distribution in or the performance of services in a Country, or is reselling E1 System to someone who is doing so, Calypte shall use its reasonable and diligent efforts to cause such party to discontinue such activities.

5.2        Third-Party Intellectual Property Rights.

           So long as Otsuka's rights to the Products remain exclusive in the Otsuka Territory, Otsuka agrees to use its reasonable efforts to keep abreast of filings for patents or other intellectual property rights in the Otsuka Territory that may impinge upon Otsuka's exclusive use or sale of the Products or provision of Services in the Otsuka Territory. Where Otsuka becomes aware of any such filings, Otsuka shall, at its own expense, but only to the extent it deems commercially appropriate and legally permissible, use its reasonable efforts (with no obligation to commence or pursue litigation or formal administrative proceedings) to assist Calypte (which shall bear its own expenses) in avoiding or preventing the issuance of such patents or other intellectual property rights. Where Otsuka has used its reasonable efforts with regard to such filings, but a patent or other intellectual property right is issued, Otsuka shall have those rights specified in Section 6.5 below. In addition, Otsuka will assist Calypte with any registrations or filings required to obtain copyright, trademark or other intellectual property rights protection, in Calypte's name, for the Products in the Otsuka Territory under applicable law. Calypte will be responsible for all fees or expenses incurred in connection with such intellectual property rights registrations or filings.

5.3 Enforcement of Calypte Patent Rights and Calypte Technology in the Otsuka Territory.

           In the event that either party discovers that a third party is promoting, marketing, using, selling or otherwise distributing (i) an HIV Urine Kit or (ii) an E1 System Product (as defined in Section 5.1) in any Country of the Otsuka Territory, such party shall notify the other promptly in writing. Calypte and Otsuka shall then consult with each other as to the best manner to proceed. Calypte shall use its reasonable and diligent efforts, including by bringing, defending and maintaining an appropriate suit or action, to obtain the discontinuance of the promotion, marketing, use, sale or other distribution of any such product in the Otsuka Territory. If, within six (6) months of becoming aware of the introduction of any such product, Calypte fails to obtain a discontinuance of the promotion, marketing, use, sale or other distribution of such product in such Country, and elects not to bring suit against such third party, or at any time after bringing suit chooses to abandon such suit, then Calypte shall give Otsuka written notice of its decision not to bring or to abandon suit within ten (10) days of such decision, which notice shall include the circumstances surrounding the sale of such product in such Country, including evidence of the infringement of any Calypte Patent Rights or Calypte Technology. Upon receipt of such notice, Otsuka or its designee may, at its option and expense, bring suit or take other action against such third party. Any suit or other action by Otsuka shall be either in the name of Otsuka or in the name of Calypte, or jointly in the name of both Otsuka and Calypte, as may be required by the law of the forum. For this purpose Calypte shall, at Calypte's expense, execute such legal papers necessary for the prosecution of such suit and provide such reasonable assistance in such suit as Otsuka may reasonably request. Any amounts recovered by Otsuka from third parties in bringing action against a party using, selling or otherwise distributing such products in the Otsuka Territory shall be applied first to reimburse the expenses incurred by the parties in connection with such action, and the balance shall be retained by Otsuka.

5.4        Reduction of Payments.

           5.4.1 In addition to the rights specified in Section 5.3, in the event that anyone other than Otsuka or its designee introduces any E1 System Products or HIV Urine Kit into any Country in the Otsuka Territory in which Otsuka has the exclusive right to sell the Products and provide Services, then, upon written notice to Calypte, which notice shall include reasonable evidence of the foregoing, Otsuka shall have the right either: (i) to maintain its exclusive right to distribute the Products in such Country but (a) reduce the amounts payable per test to Calypte by twenty percent (20%) with respect to the Products to be purchased by Otsuka for distribution in that Country of the Otsuka Territory and (b) if the Country in which such HIV Urine Kit and/or E1 System Products are introduced is Japan, reduce the minimum annual payments/purchases stipulated in Section 4.1 by fifty percent (50%), in which case Calypte shall thereafter continue to supply the Products exclusively to Otsuka; or
                    (ii) to reduce its rights to distribute the Products in such Country to non-exclusive, in which case Calypte shall continue to supply the Products ordered by Otsuka in accordance with Section 3.3, but need not do so exclusively.

           5.4.2 Notwithstanding the foregoing, where (i) Otsuka chooses to maintain its exclusive rights with respect to such Country and (ii) Calypte commences and diligently pursues legal action against the party or parties selling HIV Urine Kits or E1 System Products in such Country, then Otsuka shall pay an amount equal to the twenty percent (20%) price reduction under Section 5.4.1(i)(a) applicable to all purchases by Otsuka from Calypte subject to such reduction in the first six (6) months of such reduction into an interest-bearing escrow account with a recognized bank not affiliated with either party but reasonably acceptable to both parties ("Escrow"). If Calypte succeeds in getting such third parties to discontinue the sale, use and other distribution of HIV Urine Kits and E1 System Products in such Country within two (2) years, the amount payable per test to Calypte shall thereafter, upon the discontinuance of the sale, use and other distribution by third parties of HIV Urine Kits and E1 System Products in such Country, revert to the full amount payable with no 20% reduction and the amounts placed in Escrow during the initial six-month period shall be paid to Calypte. If Calypte fails to obtain such a discontinuance within such two (2) year period, or if Otsuka had exercised its right to reduce its rights in the Country to non-exclusive and Calypte sells Products or performs Services in such Country, or grants a third party the right to do so, then the Escrow shall be terminated and all amounts placed in Escrow shall be returned to Otsuka.

6.         REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.


6.1        Representations and Warranties.


           6.1.1    Calypte represents and warrants that:

                    (i) Calypte has the full power, right and authority to grant the rights and licenses contained in this Agreement and to enter into and carry out its obligations under this Agreement;

                    (ii) The Products, and all components thereof, will be manufactured and handled in compliance with United States Food and Drug Administration laws and regulations and all other applicable laws and regulations of the United States of America, as well as all applicable laws and regulations of the country of manufacture, if other than the United States of America. Any Products manufactured outside the United States of America shall be of equivalent quality to Products manufactured in the United States of America. Calypte will manufacture in the United States of America all Products designated by Otsuka to be used or distributed in Japan, unless Otsuka (in its sole discretion) agrees otherwise;

                    (iii) Prior to manufacturing and exporting the Products, Calypte will obtain all necessary governmental approvals for manufacture and export of the Products;

                    (iv) Calypte has the lawful right to grant the rights contained in this Agreement under the Calypte Patent Rights, which are owned and/or controlled by Calypte;

                    (v) Otsuka's exercise of rights granted by Calypte to Otsuka herein does not and will not infringe or otherwise conflict with patent rights, trade secret rights or other intellectual property rights of any third party; provided that Calypte's sole obligations and Otsuka's sole remedies with regard to breach of this representation and warranty shall be as set forth in Section 6.5 below;

                    (vi) Neither Calypte nor any affiliate (including a parent or subsidiary) of Calypte has previously granted, nor will grant, any rights to any third party that are inconsistent with the rights granted to

                           Otsuka herein, nor do or will the rights granted herein conflict with any other agreement or license to which Calypte or an affiliate of Calypte is or becomes a party; and

                    (vii) Calypte will not make any false or misleading representations to its customers or others relating to Otsuka, the Products or the rights granted to Otsuka herein.

           6.1.2    Otsuka represents and warrants that:

                    (i) Otsuka has full power, right and authority to enter into and carry out its obligations under this Agreement;

                    (ii) Otsuka will not make any false or misleading representations to its customers or others relating to Calypte, the Products or the rights granted to Otsuka herein, and will not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that conflict with Calypte's documentation relating to the Products; provided that where the appropriate governmental authority in a Country in the Otsuka Territory permits different claims with respect to a Product from those permitted by the FDA in the United States of America, Otsuka may establish the permitted scope of claims consistent with the approvals of such governmental authority;

                    (iii) If Otsuka exports Products from Japan to other Countries in the Otsuka Territory, Otsuka will use reasonable diligence to obtain necessary export licenses and permits required to accomplish Otsuka's lawful export from Japan to other Countries in the Otsuka Territory, if any, of the Products purchased by Otsuka hereunder; and

                    (iv) Otsuka has obtained, or will use its reasonable and diligent efforts to obtain, any and all consent, approval, license and/or authorization of any governmental authority of Japan required in connection with the valid execution of this Agreement.

6.2        Product Limited Warranty.

           6.2.1 Calypte warrants (i) that all Products, when delivered, will have a remaining usable shelf life (as measured against the "use before" date stamped on such Products) of at least the lesser of (x), twelve (12) months or (y) the expiration date authorized in applicable approval licenses issued with respect to such Product by the relevant governmental authorities ("Shelf Life"), and (ii) that each Product will conform to the then-current SPECIFICATIONS for such Product and will be free of defects in material, workmanship and packaging.

           6.2.2 The express warranties set forth in Section 6.2.1 above will not apply to defects in a Product: (a) caused through no fault of Calypte (or a third-party supplier of the

                    Product designated by Calypte) during shipment to Otsuka by the international carrier, (b) caused by the storage of the Products outside of the designated environmental specifications after receipt by Otsuka, (c) caused by modifications or alterations made to the Products by any party other than Calypte after shipment by Calypte, or (d) caused by the unauthorized use of the Products by Otsuka or any third party, or use inconsistent with the protocol accompanying such Product.

           6.2.3 Calypte's sole obligation, and Otsuka's sole remedies (in addition to Calypte's obligations and Otsuka's remedies under Section 6.4 and Section 6.6) for any breach of this warranty will be for Calypte to promptly replace at Calypte's expense any Product which does not conform to this warranty, or where replacement is impractical, to refund Otsuka's purchase price therefor and insurance and shipping expenses incurred in connection therewith. Products returned under this warranty will be returned and replaced according to the same procedures established for rejected Products under Section 3.11 above.

6.3        Limitation.

           EXCEPT FOR THE EXPRESS WARRANTIES IN THIS AGREEMENT, CALYPTE PROVIDES NO WARRANTIES FOR THE PRODUCTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, AND CALYPTE AND OTSUKA SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE BEYOND THE EXPRESS WARRANTIES IN THIS AGREEMENT.

6.4        Indemnification.

           6.4.1 Calypte hereby agrees to defend and indemnify Otsuka, Affiliates and Subdistributors against, and hold Otsuka, Affiliates and Subdistributors harmless from, any loss, cost, liability or expense (including court costs, arbitration expenses and reasonable fees of attorneys and other professionals) arising out of or in connection with a breach of Calypte's representations and warranties in Sections 6.1.1 and 6.2, provided that, in the case of a claim, lawsuit or arbitration: (i) Calypte shall have sole control of such defense, though Otsuka, in its discretion, may participate in such defense through attorneys of its choice; (ii) Otsuka does not settle any claim without Calypte's prior written consent; and (iii) Otsuka shall provide notice promptly to Calypte of any actual or threatened claim of which Otsuka becomes aware. Calypte agrees to procure insurance coverage for the obligations described in this Section 6.4.1. In the event of any such claim, Otsuka shall provide Calypte, at Calypte's expense, information and assistance as Calypte may reasonably request for purposes of defense of such claim.

           6.4.2 Otsuka hereby agrees to defend and indemnify Calypte against, and hold Calypte harmless from, any loss, cost, liability or expense (including court costs, arbitration expenses and reasonable fees of attorneys and other professionals) arising out of or in connection with any action or claim, brought or threatened, arising from a breach of Otsuka's representations and warranties and the use or sale of the Products by Otsuka, its Affiliates and Subdistributors, excluding any loss, cost, liability or expense covered by Sections 6.4.1, 6.5 or 6.6 or resulting from a breach of this Agreement by Calypte, and specifically (without limitation) excluding any obligation on the part of Otsuka to enforce or defend the Calypte Patent Rights or to defend, indemnify or hold Calypte harmless from any action or claim alleging that Otsuka's use or sale of the Products infringes a third party's patent or other intellectual property rights. Otsuka's obligations hereunder are contingent upon (i) Otsuka having sole control of such defense, though Calypte, in its discretion, may participate in such defense through attorneys of its choice; (ii) Calypte providing notice promptly to Otsuka of any actual or threatened claim of which Calypte becomes aware; and (iii) Calypte not settling any claim without Otsuka's prior written consent. In the event of any such claim, Calypte shall provide Otsuka, at Otsuka's expense, information and assistance as Otsuka may reasonably request for purposes of defense of such claim.

6.5          Intellectual Property Infringement Indemnity.

             6.5.1 Calypte agrees to defend and indemnify Otsuka, Affiliates and Subdistributors against, and hold Otsuka, Affiliates and Subdistributors harmless from, any loss, cost, liability or expense (including court costs, arbitration expenses and reasonable attorney's fees) arising out of or in connection with any action or claim brought or threatened against Otsuka, an Affiliate or Subdistributor alleging that the Products under normal use infringe any third party's patent, copyright, trademark, trade secret or other intellectual property right; provided that Calypte will be released from its obligations under this Section
6.5 unless Otsuka provides Calypte with (i) prompt written notice of such claim or action of which Otsuka becomes aware, (ii) sole control and authority over the defense or settlement of such claim or action, though Otsuka, the Affiliate or Subdistributor, in Otsuka's discretion, may participate in such defense and settlement discussions, and (iii) information and reasonable assistance, at Calypte's expense, to defend and/or settle any such claim or action.

In addition, without limiting the above remedies and obligations, in the event that, and only for so long as, Otsuka is reasonably required to pay to a third party royalties or license fees to avoid infringement of patent rights or other intellectual property rights of such third party by use or sale of the Products or related Services, Otsuka shall be entitled to deduct (as a credit) from any amounts otherwise payable to Calypte the full amount of such royalties and license fees actually paid to such third party, at a rate of twenty percent (20%) of the amounts otherwise payable to Calypte until Otsuka is fully reimbursed or compensated for such third party payments; provided that Otsuka shall be entitled to such deduction or credit if the cause of such infringement is the use or sale of the Product or Service, as opposed to such infringement stemming from the combination of Products with other infringing products not provided by Calypte.

6.5.2 In the event that any Product is held or, in Calypte's sole opinion, may be held to constitute such an infringement, Calypte shall, at its option and expense, either: (i) obtain for Otsuka the right to continue to use such Product as intended, or (ii) modify such Product so that it becomes non-infringing, but without materially altering the use or functionality of the Product, or (iii) replace such Product with a functionally equivalent non-infringing Product or, if none of the remedies in (i), (ii) or (iii) is reasonably available despite Calypte's best efforts to achieve them, (iv) accept return of the infringing Products and immediately refund to Otsuka the purchase price paid therefor, and thereafter the Country in which such infringement action arose shall be removed from the Otsuka Territory with respect to such Product.

6.5.3 Notwithstanding the provisions of Section 6.5.1 above, Calypte assumes no liability for infringement claims arising from (i) combination of Products with other products not provided by Calypte, but not applicable to or covering such Products standing alone, (ii) the modification of Products unless such modification was made or authorized by Calypte, where such infringement claims would not have occurred but for such modifications, or
                  (iii) any marking or branding placed on the Products by, or at the request of, Otsuka.

6.5.4 THE FOREGOING, INCLUDING SECTIONS 5 AND 6, STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF CALYPTE AND THE EXCLUSIVE REMEDY OF OTSUKA, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS.

6.6        Products Liability Indemnity.

           Calypte agrees to defend and indemnify Otsuka, Affiliates and Subdistributors against, and hold Otsuka, Affiliates and Subdistributors harmless from, any loss, cost, liability or expense (including court costs, arbitration expenses and reasonable attorney's fees) arising out of or in connection with any action or claim brought or threatened against Otsuka, Affiliates or Subdistributors alleging that a Product caused personal injury, death or property damage; provided that (i) Calypte shall have sole control of such defense, though Otsuka, in its discretion, may participate in such defense through attorneys of its choice; (ii) Otsuka does not settle any claim without Calypte's prior written consent; and (iii) Otsuka shall provide notice promptly to Calypte of any actual or threatened claim of which Otsuka becomes aware.

7.         CONFIDENTIALITY

7.1        Confidential Information.

           Otsuka and Calypte acknowledge that during the term of this Agreement each party will be exposed to certain information concerning the other party's business (including, without limitation, customer lists), technology, products, proposed new products, product costs, product prices, finances, marketing plans, business opportunities, research, development or know-how which is confidential and proprietary to the other party and is not generally known to the public ("Confidential Information"). Otsuka and Calypte agree that during and after the term of this Agreement, Otsuka and its Affiliates and Calypte and its Affiliates will not use and will not disclose any Confidential Information of the other party except in accordance with the provisions and for the purposes of this Agreement (which include and permit Otsuka's promotion, use, sale and other distribution of the Products). Without limiting the foregoing, all information pertaining to the Products and/or Calypte Patent Rights conspicuously marked by Calypte as confidential shall be deemed Confidential Information of Calypte, and Otsuka agrees that Otsuka and Affiliates will take reasonable steps not to disclose any such conspicuously marked Confidential Information of Calypte to any third party (not including Subdistributors as reasonably necessary, or counsel or consultants of Otsuka and Affiliates, or third-party manufacturers in the event Otsuka becomes entitled to manufacture or have manufactured the Products in accordance with this Agreement) without the prior written consent of Calypte, except as permitted in this Agreement. Also, without limiting the foregoing, Calypte agrees that it will take reasonable steps not to disclose to any third party (not including counsel and consultants of Calypte) without the prior written consent of Otsuka any other Confidential Information conspicuously marked as such by Otsuka, except as permitted in this Agreement. Otsuka further agrees that Otsuka, including, without limitation, Affiliates and

           Subdistributors, will not reverse engineer the Products in order to enable Otsuka, Affiliates, or any third parties to manufacture the Products in violation of this Agreement. The provisions of this
           Section 7 shall survive any termination of this Agreement.

7.2        Confidentiality of Agreement.
           Each party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and that no reference to this Agreement or to the terms hereof can be made in any form of public or commercial advertising without the prior written consent of the other party. All publicity regarding the announcement of this Agreement shall be coordinated by both parties. Notwithstanding the foregoing, each party may disclose the terms and conditions of this
           Agreement: (a) as required by any court or other governmental body;
           (b) as otherwise required by law; (c) to legal counsel and consultants of the parties; (d) to accountants, banks and financing sources and their advisors; (e) in connection with the enforcement of this Agreement or rights under this Agreement; or (f) in connection with a merger or acquisition or proposed merger or acquisition, or the like.

7.3        Exceptions.
           The restrictions of Sections 7.1 and 7.2 will not apply to Confidential Information that (i) is already known to the receiving party at the time of disclosure to the receiving party; (ii) has become publicly known through no wrongful act or omission of the receiving party; (iii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (iv) has been approved for release by written authorization of the disclosing party; (v) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information; or (vi) is furnished to a third party by the disclosing party without restrictions on the third party's right to disclose the information. The parties agree that in the event of a dispute with respect to (v) above, the alleged breaching party shall bear the burden of proof by a preponderance of the evidence that it developed such information without use, directly or indirectly, of Confidential Information. In addition, Calypte and Otsuka may use Confidential Information as reasonably necessary in
           (a) filing or prosecuting patent applications, (b) prosecuting or defending litigation, (c) dispute resolution under Section 12.5, (d) complying with applicable governmental regulations or conducting preclinical or clinical trials, and (e) responding to a lawful governmental demand, all with prior notice to the other party and with safeguards as appropriate.

7.4        Remedies.
           A breach of the restrictions contained in this Section 7 is a breach of this Agreement which may cause irreparable harm to the non-breaching party and may, under applicable laws, entitle the non-breaching party, in addition to any other right or remedy available, to obtain from any court of competent jurisdiction an injunction (temporary, preliminary or permanent), or other interim, ancillary or conservatory remedy or relief, restraining such breach or threatened breach and specific performance of any such provision. The parties agree that no bond or other security shall be required in obtaining such equitable relief.

8.         LIMITATION OF LIABILITY

           IN NO EVENT, EXCEPT AS PROVIDED BELOW, WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY; THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO A BREACH OF THE CONFIDENTIALITY PROVISION SET FORTH IN SECTION 7 ABOVE WITH RESPECT TO ANY GMP PROCEDURES DISCLOSED TO OTSUKA PURSUANT TO SECTION 2.4; PROVIDED FURTHER THAT THIS LIMITATION SHALL NOT APPLY TO OR LIMIT A PARTY'S OBLIGATIONS TO INDEMNIFY, DEFEND AND HOLD THE OTHER PARTY HARMLESS UNDER CIRCUMSTANCES EXPRESSED IN THIS AGREEMENT.

9.         TRADEMARKS AND TRADE NAMES.

9.1        Use.

           So long as Otsuka purchases Products from Calypte during the term of this Agreement, Otsuka shall indicate to the public that the Products incorporate and/or use El System under the trademarks, marks, and trade names that Calypte may adopt from time to time with respect to El System and the Products ("Calypte's Marks"); provided that this obligation is contingent upon Calypte registering Calypte's Marks in the Otsuka Territory and obtaining authorization from the relevant governmental authorities to use Calypte's Marks (Calypte shall give Otsuka written notice of such registration and authorization). Otsuka shall not alter or remove any such approved Calypte's Marks applied to the packaging of the Products by Calypte, where such packaging is as mutually agreed by Otsuka and Calypte. Except as set forth in this
           Section 9.1 and as otherwise permitted under this Agreement, nothing contained in this Agreement shall grant to Otsuka any right, title or interest in any of Calypte's Marks. At no time during the term of this Agreement shall Otsuka challenge or assist others in challenging any lawfully approved Calypte's Marks used in conjunction with the El System or the Products or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those used by Calypte. In the event a Releasing Event occurs whereby Otsuka manufactures, or has manufactured, the Product under the GMP Procedures, Otsuka shall have no right to sell or distribute such Products under Calypte's Marks, except to the extent required by law, and any use in violation thereof shall constitute an infringement of Calypte's rights.

9.2        Approval of Representations
           All representations of Calypte's Marks that Otsuka intends to use shall first be submitted to Calypte for approval (which shall not be unreasonably withheld) of design, color, size and other details or shall be exact copies of those used by Calypte, subject to variation only as reasonably agreed by Calypte. If any of Calypte's Marks are to be used in conjunction with another trademark on or in relation to the Products, then Calypte's Marks shall be presented as reasonably agreed by Calypte and Otsuka, separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

10.        REGULATORY APPROVALS.

10.1       Obtainment of Approvals.
           Subject to Calypte's fulfilling its obligations under Section 6.1.1(iii), and so long as Otsuka is the exclusive distributor of the Products in the Otsuka Territory,

           Otsuka shall use its reasonable diligence in obtaining necessary governmental approvals or licenses for the distribution and sale of the Products, which approvals and licenses shall be in Otsuka's name and owned by Otsuka, subject to Section 10.6; provided, that Calypte shall provide assistance and support as is reasonably necessary, at Otsuka's cost and expense, in obtaining any such approval or licenses. Otsuka shall promptly provide to Calypte (or directly to the governmental agency, at Otsuka's option) all information relating to Otsuka's use, sale and distribution of the Products that Calypte is required to provide to the Food and Drug Administration of the United States of America or any other governmental agency. Calypte and Otsuka agree to disclose promptly to the other all reports and any information which they have available or which become available to them relating to the safety and efficacy caused by or related to the Products.

10.2       Reasonable Diligence.
           Otsuka's aforesaid reasonable due diligence to obtain governmental approvals in the Otsuka Territory shall be satisfied as follows with respect, separately, to: (a) Countries in which registration of the Products with governmental authorities can be done on the basis of the approved United States PLA ("PLA Countries") and (b) Countries which require the filing of a separate application for marketing approval to local governmental authorities ("Separate Filing Countries"). Each Country of the Otsuka Territory shall be classified into one of these groups based upon its governmental requirements.

10.3       PLA Countries.
           Within six (6) months after the later to occur of (a) Otsuka's receipt from Calypte of the approved U.S. PLA materials necessary for submitting a complete application package to governmental authorities in PLA Countries, or (b) the execution of this Agreement, Otsuka shall undertake to submit an application for governmental approval to market the Products in such Countries of the Otsuka Territory. Further, Otsuka shall undertake to commercially launch the Products in PLA Countries within six (6) months of receiving approval of its application to market the Products from the appropriate governmental authority in such Countries.

           In the event Otsuka does not submit an application package within the specified period in a PLA Country, the parties shall discuss the reasons for the delay, and Calypte shall not unreasonably withhold its consent to a ninety (90) day extension. If Otsuka does not submit its application package within the extended period, Calypte shall, at the end of that extended period, have an option for ninety (90) days to convert Otsuka's distribution rights from an exclusive to a non-exclusive basis in that Country of the Otsuka Territory.

           In the event Otsuka does not commercially launch the Products in a PLA Country within the specified period, the parties shall discuss the reasons for the delay, and Calypte shall not unreasonably withhold its consent to a ninety (90) day extension for that Country. If Otsuka does not commercially launch the Products within the extended period, Calypte shall, at the end of that extended period, have an option for ninety (90) days to convert Otsuka's distribution rights from an exclusive to a non-exclusive basis in that Country of the Otsuka Territory.

10.4       Separate Filing Countries.
           Within twelve (12) months after the later of (a) Otsuka's receipt from Calypte of all data (in Calypte's possession or available to Calypte) necessary to initiate clinical studies, or (b) the execution of this Agreement, Otsuka shall initiate clinical trials in those Countries of the Otsuka Territory that require them. Further, Otsuka shall use its best efforts to submit its application package (for marketing approval) to governmental authorities within twelve (12) months of initiating clinical trials, provided that Calypte provides in a timely fashion all data necessary to complete the application package either through Otsuka or directly to the appropriate governmental authorities.

           In the event Otsuka does not initiate clinical studies within the specified period in a Separate Filing Country, the parties shall discuss the reasons for the delay, and Calypte shall not unreasonably withhold its content to a ninety (90) day extension. If Otsuka does not initiate clinical studies within the extended period, Calypte shall, at the end of that extended period, have an option for ninety
           (90) days to convert Otsuka's distribution rights from an exclusive to a non-exclusive basis in that Country of the Otsuka Territory.

           In the event Otsuka does not submit its application package to governmental authorities in a Separate Filing Country within the specified period, the parties shall discuss the reasons for the delay, and Calypte shall not unreasonably withhold its consent to a ninety (90) day extension. If Otsuka does not submit its application package to governmental authorities within the extended period, and if the failure to submit such application package is reasonably within Otsuka's control, Calypte shall, at the end of that extended period, have an option for ninety (90) days to convert Otsuka's distribution rights from an exclusive to a non-exclusive basis in that Country of the Otsuka Territory.

10.5       Extension of Time Periods.
           The time periods specified above for Otsuka's reasonable diligence in introducing the Products in any Country of the Otsuka Territory shall be extended in that Country by (a) the duration of Force Majeure circumstances which delay Otsuka's performance; (b) unanticipated governmental requests or requirements which delay Otsuka's performance; and (c) actions or inactions by Calypte which delay Otsuka's performance.

           In addition, the time period for the commercial launch of the Products in a Country of the Otsuka Territory shall be automatically extended for an additional two (2) week period for each month less than six (6) months taken to submit the application package for that Country. In the case of Separate Filing Countries, the time period for submitting the marketing approval application package in a given Country shall be automatically extended for an additional two
           (2) week period for each month less than twelve (12) months taken to initiate clinical trials in that Country.

10.6       Assignment Upon Termination.
           Except in the event of abandonment as per Section 11.8 or in the event of termination of this Agreement by Otsuka due to breach of this Agreement by Calypte, immediately upon termination of Otsuka's right to distribute the

           Products in any Country of the Otsuka Territory, Otsuka shall use reasonable efforts to assign to Calypte, and subject to the occurrence of such an event, does hereby assign to Calypte, all regulatory approvals, licenses, etc. then in Otsuka's possession required for the use, marketing and sale of the Products in such Country, all to the extent permitted under applicable law. In the event of such an assignment, Otsuka shall, at Calypte's request and expense, deliver execute and/or deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and take or cause to be taken all such actions as may be reasonably necessary to effectuate such transfer.

11.        TERM AND TERMINATION

11.1       Term.
           Unless earlier terminated pursuant to the provisions of this Agreement, this Agreement shall have an initial term extending from Effective Date until the end of tenth (10th) Contract Year, and may be renewed by mutual agreement.

11.2       Termination for Convenience.
           At any time and for any reason or for no reason, Otsuka, at Otsuka's sole option, may terminate this Agreement in its entirety. Such termination shall be effective one hundred twenty (120) days after receipt by Calypte of Otsuka's written notice of termination. In the event of any termination for convenience, Otsuka shall (a) use reasonable efforts to transfer government approvals to Calypte as provided in Section 10.6 above; (b) provide Calypte with the name, addresses, phone, fax and telex numbers and contact person at each of Otsuka's non-Affiliate Subdistributors of the Products, to the extent available to Otsuka; and (iii) Otsuka shall not interfere with or prevent any such non-Affiliate Subdistributor of Products from entering into a relationship directly with Calypte or sharing such Subdistributor's Product customer lists with Calypte. The one hundred and twenty (120) day notice period shall be reduced if Otsuka completes the transfer of all necessary government approvals and delivers the Subdistributor information in less than one hundred twenty (120) days.

11.3       Termination for Cause.

           Without limiting Otsuka's rights in Section 11.2 above, this Agreement may be terminated by either party upon any material breach or default by the other party at any time after sixty (60) days' prior written notice to the breaching party specifying the nature of the breach or default; provided that, if during said sixty (60) days the party so notified cures the breach or default complained of, then this Agreement shall continue in full force and effect; provided further that if the alleged breaching party disputes having committed a material beach or default or claims to have cured such breach or default prior to or within the sixty (60) day period, such dispute shall be resolved by prompt arbitration in accordance with Section 12.5, and this Agreement shall not terminate under this Section
           11.3 until the conclusion of such arbitration, and then only if the arbitrators decide in favor of the non-breaching party seeking termination.

                                                                    EXHIBIT 10.4

                         CALYPTE BIOMEDICAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

         The following constitute the provisions of the Employee Stock Purchase Plan of Calypte Biomedical Corporation.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Board" shall mean the Board of Directors of the company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock of the Company.

                  (d) "Company" shall mean Calypte Biomedical Corporation and any Designated Subsidiary of the Company.

                  (e) "Compensation" shall mean all compensation reportable on Form W-2, including without limitation base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses and other compensation.

                  (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (h) "Enrollment Date" shall mean the first day of each Offering Period.

                  (i) "Exercise Date" shall mean the last day of each Offering Period.

                  (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (1)      If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the National Market or the Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (2)      If the Common Stock is quoted on the NASDAQ
system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (3)      In the absence of an established market for
the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                           (4)      For purposes of the Enrollment Date under
the first Offering Period under the Plan, the Fair Market Value shall be the price to the public as set forth in the final prospectus included within the Registration Statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock.

                  (k) "Offering Periods" shall mean a periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1and November 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later. The first Offering Period shall be the period commencing with the first Trading Day on or after the date on which the Company's registration statement on Form S-1 is declared effective by the Securities and Exchange Commission. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

                  (l) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (m)      "Plan" shall mean this Employee Stock Purchase Plan.

                  (n) "Purchase Period" shall mean the approximately six month period commencing after an Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

                  (o) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                  (p) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                  (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (r) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3.       Eligibility.

                  (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 19 hereof. The first Offering Period shall begin on the effective date of the Company's initial public offering of the Company's Common Stock that is registered with the Securities and Exchange Commission. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         5.       Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date. An eligible Officer may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions and an irrevocable election in the form of Exhibit B to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

         6.       Payroll Deductions.

                  (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

                  (c) A participant other than Officers may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in
Section 10 hereof.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Purchase Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant' s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

                  (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the

Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant' s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant who requests in writing, as reasonable and appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

         10.      Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit C to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

                  (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof ), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

                  (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.      Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 300,000 (pre-split) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                  (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         13.      Administration.

                  (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

                  (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

         14.      Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such parti cipant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         18.      Adjustments Upon Changes in Capitalization.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

                  (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each out standing option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19.      Amendment or Termination.

                  (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

                  (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being pur chased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

                                    EXHIBIT A

                         CALYPTE BIOMEDICAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

_____ Original Application                           Enrollment Date: __________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)

1.       _____________________________________ hereby elects to participate in the Calypte Biomedical Corporation Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company' s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):
         ___________________________________

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The

         Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME:  (Please print) _____________________________________________
                        (First)       (Middle)       (Last)

_________________________      _____________________________________
Relationship

                               _____________________________________
                                    (Address)

EMPLOYEE NAME:  (Please print) ___________________________________________
                                 (First)    (Middle)    (Last)
                               _____________________________________

                               _____________________________________
                                    (Address)

Employee's Social
Security Number:                    ___________________________________


Employee's Address:                 __________________________________

                                    __________________________________

                                    __________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated: ___________________                  __________________________________
                                            Signature of Employee

                                            __________________________________
                                            Spouse's Signature (If beneficiary
                                            other than spouse)

                                    EXHIBIT B

                         CALYPTE BIOMEDICAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

               SECTION 16 INSIDER IRREVOCABLE ELECTION AND WAIVER

To:      Plan Administrator

With respect to the purchase period ending ______________________, 19___ (the "Next Period") under the Company's Employee Stock Purchase Plan (the "Plan") and for all future periods, I hereby irrevocably elect:

         (i) to have amounts withheld from each of my paychecks during such period at the rate of ___% of my compensation (as defined in the Plan) per pay period (minimum ___% and maximum ___%); AND

         (ii) to purchase shares at the end of the period designated above with all amounts deducted from my pay and held in my account under the Plan at the end of such period.

I hereby waive any rights that I would otherwise have under the Plan to withdraw from, or to change my rate or amount of payroll deductions, during such period. I understand that this election and waiver must be made prior to the commencement of the Next Period. I further understand that this irrevocable election may only be terminated by an irrevocable notice of termination which takes effect at least six months after it has been made.

                                     Signed:_________________________

                                     Name:___________________________

                                     Date:___________________________

                                    EXHIBIT C

                         CALYPTE BIOMEDICAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Offering Period of the Calypte Biomedical Corporation Employee Stock Purchase Plan which began on ___________ 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                         Name and Address of Participant:

                                         _______________________________

                                         _______________________________

                                         _______________________________



                                         Signature:

                                         _______________________________


                                         Date: _________________________

11.4       Termination for Bankruptcy.

           This Agreement may be terminated by either party upon written notice immediately without opportunity to cure if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

11.5       Effect of Termination.

           11.5.1 Termination of this Agreement pursuant to either Section 11.2, 11.3 or 11.4 shall not relieve the parties of any obligation accruing prior to such termination.

           11.5.2     Upon termination of this Agreement by Otsuka pursuant to
                      Section 11.2 or by either party pursuant to Section 11.3 or 11.4, Otsuka shall provide Calypte with a written notice stating the inventory of all the Products in Otsuka's stock.

           11.5.3 Upon termination of this Agreement pursuant to Section 11.2, 11.3 or 11.4, Otsuka may use and sell or otherwise distribute and dispose of the Products within one (1) year after termination of this Agreement.

11.6       No Liability For Expiration or Termination.
           Without limiting party's rights, obligations and remedies under this Agreement, neither Calypte nor Otsuka will, solely by reason of the expiration or termination of this Agreement, be liable to the other for compensation, reimbursement or damages on account of any loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, or commitments made in connection with this Agreement or the anticipation of extended performance hereunder.

11.7       Survival.
           The following provisions shall survive expiration or termination of this Agreement: Sections 6, 7, 8, 11.6 and 12.

11.8       Abandonment.
           Whether or not Otsuka's rights in the Otsuka Territory remain exclusive, Otsuka shall be free, in its discretion, to abandon its rights and obligations (either all of its rights and obligations or on a Product-by-Product basis) in a given Country of the Otsuka Territory for any or no reason. In such case, Otsuka shall give Calypte at least sixty (60) days prior written notice of such decision, after which Calypte shall then be free to grant exclusive distribution rights to the abandoned Products in such Country to a third party or undertake such distribution itself. If Otsuka has exclusive rights in the Otsuka Territory at the time it abandons such rights in a given Country, the minimum payments/purchases described in Section 4.1 shall continue without reduction with respect to the rest of the Otsuka Territory; provided that, if Otsuka abandons its rights in Japan, such minimum amounts shall be reduced by fifty percent (50%). Otsuka may manifest its lack of intention to market the Products in a Country by complete inaction during the specified time periods with respect to seeking governmental approval for the marketing of the Products or with respect to the commercial launch of the Products in such Country. Such inaction shall be deemed constructive abandonment by

           Otsuka of its distribution rights in such Country; provided that such constructive abandonment shall only be effective if Calypte gives Otsuka written notice of same, describing the circumstances on which it bases its conclusion of constructive abandonment, and Otsuka fails to remedy such circumstances within sixty (60) days of its receipt of such notice.

           In the event Otsuka abandons its distribution rights in any Country of the Otsuka Territory, Otsuka shall cooperate with Calypte to transfer its application for marketing approval (if any) in that Country to Calypte (or its licensee) to the extent local regulations permit, provided that Calypte shall reimburse Otsuka for its reasonable direct expenses incurred in making the application.

12.        GENERAL PROVISIONS

12.1       Currency.
           All payment amounts set forth herein, and all obligations of Calypte and Otsuka relating to the payment or receipt of money, shall be paid in United States of America Dollars, except as otherwise provided in this Agreement.

12.2       Language.
           This Agreement is in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

12.3       Governing Law.
           This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, United States of America, without reference to conflict of laws principles, except that (i) patent rights in connection with the rights granted by Calypte to Otsuka hereunder shall be governed by the laws of the country in which such patent rights were obtained and (ii) perfection of title reserved by Calypte pursuant to Section 3.12 shall be governed by the laws of Japan.

12.4       Jurisdiction.
           Subject to Section 12.5, the parties to this Agreement consent to personal and exclusive jurisdiction of and exclusive venue in the state and federal courts located within the Northern District of California. Otsuka and Calypte hereby expressly consent to (i) the personal jurisdiction of the federal and state courts within California, (ii) service of process being effected upon it by registered mail sent to the address set forth in Section 12.11, and
           (iii) the enforcement of a final judgment from such court, following the conclusion of any appeal of such judgment or expiration of the time to file such an appeal, whichever is later, in any other jurisdiction wherein the party against whom enforcement is sought or any of its assets are present, provided that such enforcement is conducted in accordance with the laws and procedures of the jurisdiction in which enforcement is sought.

12.5       Arbitration.
           Otsuka and Calypte agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the making, interpretation, construction, performance or breach thereof, shall be finally settled by binding arbitration in San Francisco, California, United States of America, under the then-current Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with such Rules. The arbitral proceedings and all written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators may grant injunctive or other relief in such dispute or controversy. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration. After the decision of the arbitrators, judgment may be entered on that decision in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrators and courts shall have no authority to award, punitive or exemplary damages against any party. The costs of the arbitration, including administrative fees and fees of the arbitrators, shall be shared equally by the parties. Each party shall bear the cost of its own attorney's fees and expert witness fees. Notwithstanding the foregoing, either party shall have the right to apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

12.6       Force Majeure.

           Except for obligations relating to the payment of money, neither party shall be liable for any loss, damage or penalty resulting from delays or failures in performance of its obligations resulting from acts of God or other causes beyond its control, including governmental restrictions and prohibitions; provided that, in the event of such delay or failure, the affected party will use its best efforts, consonant with bound business judgment and to the extent permitted by law, to correct such delay or failure as expeditiously as possible; provided further that this Section 12.6 will not extend or delay the time period or periods during which Calypte is to ship supplies of the Products in accordance with
           Section 3 nor affect Otsuka's right to obtain and use the GMP Procedures under the terms and conditions of this Agreement and the Escrow Agreement. Each party agrees to notify the other promptly of any circumstance delaying its performance and to resume performance as soon thereafter as is reasonably practicable.

12.7       Assignment.
           Except as expressly provided in this Agreement with respect to specified rights and obligations, neither party may assign or otherwise transfer its rights or obligations under this Agreement to a third party without the prior written consent of the other party, which shall not be unreasonably withheld. Any such approved third-party transferee or assignee must agree to be bound by the terms and conditions of this Agreement.

12.8       No Third-Party Beneficiaries.
           Calypte and Otsuka intend that only Calypte and Otsuka, and Otsuka's Affiliates and Subdistributors, will benefit from, and are entitled to enforce the provisions of, this Agreement and that no other third-party beneficiary is intended under this Agreement.

12.9       Bankruptcy Code.
           Calypte and Otsuka acknowledge and agree that this Agreement is subject to Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). If Calypte is a debtor in possession or if a trustee in bankruptcy is appointed for Calypte in a case under the Bankruptcy Code and such debtor in possession or trustee rejects this Agreement, Otsuka may elect to treat this Agreement as terminated or to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. If Otsuka elects to retain its rights under this Agreement, then upon written request to Calypte or the bankruptcy trustee, Calypte or such bankruptcy trustee shall not interfere with the rights of Otsuka as provided in this Agreement.

12.10    Modifications.
         No modification to this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

12.11    Notices.
         Any required notices hereunder shall be in writing and shall be deemed given if delivered (i) in person, or (ii) by prepaid express courier, or (iii) by registered or certified mail (return receipt requested), at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, and shall be deemed served upon receipt or, if receipt is not accomplished by reason of some fault of the addressee, when tendered.

                 If to Calypte:       William A. Boeger
                                      President
                                      Calypte Biomedical Corporation
                                      1440 Fourth Street
                                      Berkeley, California 94710 U.S.A.

                 If to Otsuka:         Hideji Nonomura
                                       Director of Overseas Affairs
                                       Diagnostic Division
                                       Otsuka Pharmaceutical Co., Ltd.
                                       463-10 Kagasuno
                                       Kawauchi-cho, Tokushima Japan

12.12    Descriptive Headings.
         The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

12.13    Entire Agreement.
         This Agreement, including the exhibits hereto, constitutes the entire and exclusive Agreement between the parties hereto with respect to the subject matter hereof, and supersedes and cancels all previous registrations, agreements, commitments and writings in respect thereof.

12.14    Severability.
         In the event that any provision of this Agreement becomes or is declared by arbitrators or a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either Calypte or Otsuka.

12.15    Legal Expenses.
         Except as otherwise expressly provided herein, the prevailing party in any legal action brought by one party against the other and arising out of or in connection with this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement from the other party for its expenses, including court costs, arbitration expenses and reasonable fees and expenses for attorneys and other professionals.

12.16    Counterparts.
         This Agreement may be executed in counterpart, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

12.17    Import & Export Controls.
         Otsuka understands that Calypte is subject to export regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries ("U.S. Export Regulations"). Calypte warrants that it is unaware of any U.S. Export Regulations that would prevent or inhibit it from fulfilling all of its obligations under this Agreement. Any and all obligations of Calypte to provide the Products, as well as any technical assistance, and any and all obligations of Otsuka with respect to obtaining governmental approval or commercialization of the Products, to the extent affected by U.S. Export Regulations, will be subject in all respects to such U.S. Export Regulations, which may from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. Calypte shall notify Otsuka of any export and reexport restrictions set forth in the export license (if necessary) for every Product shipped to Otsuka, and Otsuka will comply with such restrictions to the extent applicable. Without in any way limiting the provisions of this Agreement, Otsuka agrees that unless prior authorization is obtained from the Office of Export Licensing (if necessary), it will not export, reexport, or transship, directly or indirectly, to country groups Q, S, W, Y, or Z (as defined in the Export Administration Regulations), or Afghanistan or the People's Republic of China (which does not include Taiwan) any of the technical data disclosed to Otsuka or the direct product of such technical data, if the Export Administration Regulations prohibit such export, reexport or transshipment, or otherwise contravene the U.S. Export Regulations in effect from time to time, to the extent applicable to Otsuka. To the extent the U.S. Export Regulation described here affect any Countries in the Otsuka Territory, Otsuka shall be excused from any obligation to seek regulatory approval for the Products in such Countries and to commercialize the Products in such Countries.

12.18    Independent Contractors.

         The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (i) to give either party the power to direct or control the day to day activities of the other or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. Without limiting Calypte's obligations hereunder, all sales and other agreements between Otsuka and its customers are Otsuka's exclusive responsibility and will not affect Calypte's obligations under this Agreement.

12.19    Manufacture in Japan.

         Calypte will consider, and discuss in good faith with Otsuka, permitting Otsuka to manufacture Product(s) on behalf of Calypte on mutually agreeable terms and conditions.

IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of Calypte and Otsuka as applicable.

CALYPTE BIOMEDICAL CORPORATION OTSUKA PHARMACEUTICAL CO., LTD.


By:     /s/ BILL BOEGER                By:     /s/ AKIHIKO OTSUKA
        --------------------------             ---------------------------

Name:   BILL BOEGER                    Name:   AKIHIKO OTSUKA
        --------------------------             ---------------------------

Tit1e:  PRESIDENT AND CEO              Title:  PRESIDENT
        --------------------------             ---------------------------

Date:   AUGUST 4, 1994                 Date:   AUGUST 7, 1994
        --------------------------             ---------------------------

                                    Exhibit A

                          List of Calypte Patent Rights

Foreign Patents Issued

Self Contained Multi-Immunoassay Diagnostic Systems- Patent No. 225 771

Self Contained Multi-Immunoassay Diagnostic Systems- Patent No. 88/5777


U.S. Patents Pending

Self Contained Multi-Immunoassay Diagnostic Systems-Serial No. 07/307,361


License Agreements

New York University-Patents Nos. 4,865,966 and 5,122,446
Detection of antibodies to human immunodeficiency virus (HIV) in urine

Repligen Corporation-Patent Application Nos. 836,196; 091,481; and 941,111 HIV-1 gp 160

Cambridge Biotech- Patent No. 4,725,669
"Assay for Detecting Infection by Human T-Cell Lymphotrophic Virus-III"

Stanford University- Patent Nos. 4,237,224; 4,486,464; and 4,740,470
Recombinant DNA

Texas A&M University System- Patents Nos. 4,745,051 and 4,879,236
Recombinant baculovirus expression vector system (BEVS)

                                    EXHIBIT B

                                   E-1 SYSTEM

The Calypte E-1 System and procedures for use are further described in U.S. Patent Application SELF CONTAINED MULTI-IMMUNOASSAY DIAGNOSTIC SYSTEMS, the relevant portion of which is attached below.

                  E-I SYSTEM - PENDING CLAIMS AS OF MAY 12,1994

         29. (Thrice amended) A kit f or detecting the presence of a target human antibody to human immunodeficiency virus (HIV) in a urine sample comprising

              a) a treatment buffer comprising non-immune sera and about 0. 01% to about 0.5% (w/v) of a plurality of solid phase particles from about 0.5 microns to about 10 microns in diameter, each particle coated with goat, bovine, or horse immunoglobulin antibodies, the non-immune sera comprising 3% bovine serum, 3% goat serum, and 3% horse serum;

              b) a labelled reagent comprising an enzyme label conjugated to an anti-human immunoglobulin antibody;

              c) a substrate specific for the enzyme label; and

              d) a reagent HIV antigen.

         34. (Twice amended) A buffer comprising non-immune sera and about 0.01% to about 0.5% (w/v) of a plurality of solid phase particles from about 0.5 microns to about 10 microns in diameter, each particle coated with goat, bovine, or horse immunoglobulin antibodies, the non-immune sera comprising 3% bovine serum, 3% goat serum, and 3% horse serum.

         37. (Thrice amended) A method for detecting the presence of a target human antibody to HIV in a urine sample, said method comprising:

              a) adding a treatment buffer to the sample, which buffer comprises non-immune sera and 0.01% to 0.5% (w/v) of a plurality of solid phase particles from about O.5 microns to about 10 microns in diameter, each particle coated with goat, bovine, or horse immunoglobulin antibodies, the non-immune sera comprising 3% bovine serum, 3% goat serum, and 3% horse serum; and

              b) contacting the sample with a reagent HIV antigen to form an antigen-antibody complex containing the target human antibody and the HIV antigen;

              c) contacting the antigen-antibody complex with an enzyme labeled anti-human immunoglobulin antibody that specifically binds to the target human antibody; and

              d) detecting the presence of the bound label as an indication of the presence of the target antibody in the urine sample.

         40. (Thrice amended) The method of claim 37 wherein the antibody to HIV specifically binds glycoprotein gp160, gp120 or gp41, or protein p24.

         42. (Thrice amended) A method of detecting an HIV antibody in a saliva, urine, or whole or fractionated blood sample from a human subject, said method comprising:

              a) contacting the sample with a recombinant HIV glycoprotein under conditions such that the glycoprotein specifically binds to any HIV antibody present in the sample to form a complex;

              b) contacting the complex with an enzyme labeled anti-human immunoglobulin antibody which specifically binds and labels the complex to form a labeled complex; and

              c) detecting the presence of labeled complex and thereby the presence of HIV antibody in the sample wherein a treatment buffer is added to the sample before, or simultaneous with, contacting the sample with the glycoprotein, said treatment buffer comprising non-immune sera and about 0.01% to O.5% (w/v) of a plurality of solid phase particles from about 0.5 microns to about 10 microns in diameter, each particle coated with goat, bovine, or horse immunoglobulin antibodies, the non-immune sera comprising 3% bovine serum, 3% goat serum, and 3% horse serum.


         48. (Twice amended) A method for detecting in a sample from a human subject the presence of a target human antibody to HIV which specifically binds an HIV viral antigen, said method comprising:

              a) adding to the sample a treatment buffer comprising non-immune sera and about 0.01% to about 0.5% (w/v) of a plurality of solid phase particles from about 0.5 microns to about 10 microns in diameter, each particle coated with goat, bovine, or horse immunoglobulin antibodies, the non-immune sera comprising 3% bovine serum, 3% goat serum, and 3% horse serum;

              b) using a test strip comprising:

                   i)   a solid support;

                   ii) said HIV viral antigen bound to a first discrete area on the solid support;

                   iii) a non-target human antibody bound to a second discrete area on the solid support as a positive control; and

                   iv) a negative control which will not specifically bind target human antibody or antihuman antibody bound to a third discrete area on the solid support;

              c) contacting the treated sample with the test strip under conditions such that the HIV viral antigen bound to the test strip specifically binds with any target human antibody present in the treated sample;

              d) washing the test strip to remove unbound treated sample;

              e) contacting the resulting test strip with enzyme labeled antihuman antibodies which specifically bind to any target human antibodies bound to, or on, the test strip;

              f) detecting the presence of labeled antibodies and thereby the presence of target human antibodies in the sample; and

              g) verifying the correctness of the detection by determining that the positive control is labeled and the negative control is not labeled.

         54. (Twice amended) The method of claim 48 wherein the coated solid phase particles are prepared using particles individually coated with the non-immune sera from either goat, bovine, or horse.

         55. (Twice amended) A method for detecting in a sample from a human subject the presence of a target human antibody to HIV which specifically binds an HIV viral antigen, said method comprising:

              a) adding to the sample a treatment buffer comprising non-immune sera and about 0.01% to about 0.5% (w/v) of a plurality of solid phase particles from about 0.5 microns to about 10 microns in diameter, each particle coated with goat, bovine, or horse immunoglobulin antibodies, the non-immune sera comprising 3% bovine serum, 3% goat serum, and 3% horse serum;

              b) using a test strip comprising:

                   i)   wells used as a solid support;

                   ii) said HIV viral antigen bound to discrete areas on the solid support;

              c) contacting the treated sample with the test strip under conditions such that the HIV viral antigen bound to the test strip specifically binds with any target human antibody present in the treated sample;

              d) washing the test strip to remove unbound treated sample;

              e) contacting the resulting test strip with enzyme labeled antihuman antibodies which specifically bind to any target human antibodies bound to, or on, the test strip; and

              f) detecting the presence of labeled antibodies and thereby the presence of target human antibodies in the sample

         58. The method of claim 55 wherein the HIV viral antigen is recombinant gp 160.

                                    EXHIBIT C

                             PART NUMBER MASTER LIST

- --------------------------------------------------------------------------------
PART NUMBER   TITLE OF DOCUMENT
================================================================================
180000        Preparation of the Master Cell Seed Bank (MCSB)
- --------------------------------------------------------------------------------
180001        Preparation of the Working Cell Seed Bank (WCSB)
- --------------------------------------------------------------------------------
180002        Preparation of the Master Virus Seed Bank (MVSB)
- --------------------------------------------------------------------------------
180003        Preparation of the Working Virus Seed Bank (WVSB)
- --------------------------------------------------------------------------------
200000        Preparation of 1OX TBS, 1% azide
- --------------------------------------------------------------------------------
200002        Preparation of 1% Bovine lgG Coated Beads
- --------------------------------------------------------------------------------
200003        Preparation of 1 % Equine lgG Coated Beads
- --------------------------------------------------------------------------------
200004        Preparation of 1% Goat IgG Coated Beads
- --------------------------------------------------------------------------------
200005        Preparation of BSA-TBS, 0.1% azide
- --------------------------------------------------------------------------------
200006        Preparation of Positive Pool Stock
- --------------------------------------------------------------------------------
200007        Preparation of Grace's Complete Media with 10% FBS
- --------------------------------------------------------------------------------
200008        Preparation of Deionized 8M Urea
- --------------------------------------------------------------------------------
200009        Preparation of Lysis Buffer
- --------------------------------------------------------------------------------
200010        Preparation of Extraction Buffer
- --------------------------------------------------------------------------------
200011        Preparation of Lentil Lectin Buffer
- --------------------------------------------------------------------------------
200013        Preparation of Gel Filtration Buffer
- --------------------------------------------------------------------------------
200015        Preparation of Lentil Lectin Regeneration Buffer A
- --------------------------------------------------------------------------------
200016        Preparation of Lentil Lectin Regeration Buffer B
- --------------------------------------------------------------------------------
200017        Preparation of Lentil Lectin Storage Buffer
- --------------------------------------------------------------------------------
200018        Preparation of Sartocon Cleaning Solution
- --------------------------------------------------------------------------------
200020        Preparation of Buffer Exchanged gp160 Urea Extract
- --------------------------------------------------------------------------------
200021        Preparation of Dialyzed gp16O Lentil Lectin Pool
- --------------------------------------------------------------------------------
200022        Preparation of gp160 Fraction Pool
- --------------------------------------------------------------------------------
200023        Preparation of gp160 Cell Paste
- --------------------------------------------------------------------------------
200024        Preparation of Phosphate-EDTA Buffer
- --------------------------------------------------------------------------------
200025        Preparation of 2 mg/ml chymostatin
- --------------------------------------------------------------------------------
200026        Expansion of Sf9 Cells for the production of gp160
- --------------------------------------------------------------------------------
200027        Heat Inactivation of Fetal Bovine Serum
- --------------------------------------------------------------------------------
200028        Preparation of Wash Buffer
- --------------------------------------------------------------------------------



                                     3/28/94

                             PART NUMBER MASTER LIST

- --------------------------------------------------------------------------------
PART NUMBER   TITLE OF DOCUMENT
================================================================================
200029        Preparation of 0.15M NaCl
- --------------------------------------------------------------------------------
200030        Preparation of 0.5M EDTA
- --------------------------------------------------------------------------------
200031        Preparation of Phosphate Flushing Buffer
- --------------------------------------------------------------------------------
300001        Preparation of Conjugate Diluent
- --------------------------------------------------------------------------------
300002        Preparation of Negative Control
- --------------------------------------------------------------------------------
300003        Preparation of Positive Control
- --------------------------------------------------------------------------------
300004        Preparation of Sample Buffer
- --------------------------------------------------------------------------------
300005        Preparation of Substrate Diluent
- --------------------------------------------------------------------------------
300006        Preparation of Stop Solution
- --------------------------------------------------------------------------------
300007        Preparation of Wash Solution
- --------------------------------------------------------------------------------
300009        Preparation of Conjugate Concentrate
- --------------------------------------------------------------------------------
300010        Final Processing of gp16O
- --------------------------------------------------------------------------------
300011        Combining of gp160 Lots
- --------------------------------------------------------------------------------
400001        Filling of Conjugate Concentrate
- --------------------------------------------------------------------------------
400002        Fillinq of Conjugate Diluent
- --------------------------------------------------------------------------------
400003        Filling of Negative Control
- --------------------------------------------------------------------------------
400004        Filling of Positive Control
- --------------------------------------------------------------------------------
400005        Filling of Sample Buffer
- --------------------------------------------------------------------------------
400007        Filling of Substrate Diluent
- --------------------------------------------------------------------------------
400008        Filling of Stop Solution
- --------------------------------------------------------------------------------
400009        Fillinq of Wash Solution
- --------------------------------------------------------------------------------
500000        Coating, Packaging and Labeling of Microwell Strips
- --------------------------------------------------------------------------------
500001        Labeling of Conjugate Concentrate
- --------------------------------------------------------------------------------
500002        Labeling of Conjugate Diluent
- --------------------------------------------------------------------------------
500003        Labeling of Negative Control
- --------------------------------------------------------------------------------
500004        Labeling of Positive Control
- --------------------------------------------------------------------------------



                                     3/28/94

                             PART NUMBER MASTER LIST

- --------------------------------------------------------------------------------
PART NUMBER   TITLE OF DOCUMENT
================================================================================
500005        Labeling of Sample Buffer
- --------------------------------------------------------------------------------
500006        Packaging and Labeling of Substrate tablets (25)
- --------------------------------------------------------------------------------
500007        Labeling of Substrate Diluent
- --------------------------------------------------------------------------------
500008        Labeling of Stop Solution
- --------------------------------------------------------------------------------
500009        Labeling of Wash Solution
- --------------------------------------------------------------------------------
500013        Packaging and Labeling of Substrate tablets (15)
- --------------------------------------------------------------------------------
600000        Final Product Packaging (5 plate), HIV-1 Urine EIA
- --------------------------------------------------------------------------------
600001        Final Product Packaging (2 plate), HIV-1 Urine EIA
- --------------------------------------------------------------------------------



                                     3/28/94

                                    EXHIBIT D



                                ESCROW AGREEMENT



                        (To be supplied at a later date)

                                    EXHIBIT E

                                 SPECIFICATIONS

When performed to the manufacturer's instructions, the Product will meet or exceed the assay validity criteria and the expected performance claims which are printed in the then current Package Insert for the duration of the Product's life as indicated by the expiration date on the Product labels.

Calypte will provide to Otsuka the Package Insert as approved by the FDA and any subsequent replacements within 30 days of its approval by the FDA.

In addition, the Product will meet the following criteria:

O.D.

         Negative Control:   The average O.D. (n=5) tested has to be less than
                             0.18.

         Positive Control:   The average O.D. (n=5) tested has to be within the
                             range of the mean +/- 20% (1.546-2.319).

         Normal Urine:       The average O.D. (n=5) tested has to be less than
                             cutoff point (negative control O.D. + 0.18).

         P-Control:          The average O.D. (n=5) tested has to be within the
                             range of the mean +/- 30% (0.914-1.699).

Both Otsuka and Calypte must use the same supply of the Normal Urine and P-Control in order to verify the specification.

C.V.%

         Positive Control:   The C.V.(%) of the O.D. (n=5) tested has to be less
         than 15.0%

         P-Control:          The C.V.(%) of the O.D. (n=5) tested has to be less
         than 15.0%.

SAMPLING FREQUENCY

         Kits corresponding to 2-5% of the total number of kits (each lot) received by or on behalf of Otsuka every time will be selected randomly and tested. All the test results of each kit selected have to clear the specifications.

APPEARANCE OF KIT

The appearance of all the kit contents such as vials and labels including kit boxes must show no evidence of leakage, damage or obvious cosmetic defects.

COMPONENTS

Components will be tested and evaluated according to the performance criteria described above.

   CALYPTE BIOMEDICAL                  OTSUKA PHARMACEUTICAL CO.


 By:                                   By:
      /s/ Bill Beager                          /s/ Hideji Nononura
     ------------------------             --------------------------

Date:                                  Date:
      8-4-94                                8-7-94
     ------------------------               ------------------------

                                    EXHIBIT F

                         CALYPTE MANUFACTURING CAPACITY



1.       Berkeley Manufacturing Facility

         Maximum capacity is  [ * ]   plates or  [ * ]  tests per month

2.       Harbor Bay Manufacturing Facility

         Maximum capacity is  [ * ]  plates or   [ * ]   tests per month

* Confidential portion has been omitted
  and filed separately with the Commission